FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2003

                       FirstBank NW Corp.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22435 Commission File Number	84-1389562 (I.R.S. Employer Identification No.)

920 Main Street, Lewiston, Idaho (Address of principal executive offices)	83501 (Zip Code)

Registrant's telephone number (including area code): (208) 746-9610

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events.

            (a)     On February 24, 2003, FirstBank NW Corp. ("FirstBank") entered into a Merger Agreement (the "Agreement") with Oregon Trail Financial Corp. ("Oregon Trail"), Baker City, Oregon. Under the terms of the Agreement, Oregon Trail will be merged with and into FirstBank. The Agreement also provides for the merger of Oregon Trail's subsidiary financial institution, Pioneer Bank, A Federal Savings Bank, with and into FirstBank's subsidiary financial institution, FirstBank Northwest.

            Under the terms of the Agreement, Oregon Trail shareholders may elect to receive either $22.00 in cash or 1.028 shares of FirstBank common stock in exchange for their shares of Oregon Trail common stock.  In the merger, FirstBank will issue 1.48 million shares of common stock and $36.5 million in cash.  The election of the Oregon Trail shareholders will be subject to the requirement that the transaction qualify as a tax free reorganization for federal income tax purposes. The aggregate purchase price for the transaction is approximately $74.0 million.

            Pursuant to the Agreement, Oregon Trail has agreed to pay the FirstBank a termination fee of $3.5 million in the event the Agreement is terminated under certain conditions, including any agreement between Oregon Trail and a third party to engage in a merger or consolidation.

            Consummation of the merger is subject to approval by First Bank's and Oregon Trail's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed in the fourth quarter of 2003. Each of the directors of Oregon Trail have agreed to vote their shares in favor of the merger.

            In connection with the execution of the Agreement, FirstBank also entered into a Standstill Agreement with Joseph Stilwell and his affiliated entities. A copy of the Standstill Agreement is attached hereto as Exhibit 99.2.

            For additional information regarding the terms of the proposed transaction, reference is made to the Agreement and the joint press release dated February 24, 2003, which are attached hereto as Exhibits 2 and 99.1, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c)     Exhibits

2	Merger Agreement dated February 24, 2003 by and among FirstBank NW Corp. and Oregon Trail Financial Corp.

99.1	Joint Press Release dated February 24, 2003.

99.2	Standstill Agreement dated February 24, 2003.

*   *   *

2

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                            FIRSTBANK NW CORP.

Date: February 24, 2003                                       By:  /s/ Clyde E. Conklin
                                                                                   Clyde E. Conklin
                                                                                   President and Chief Executive Officer

3

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Exhibit 2

Merger Agreement dated February 24, 2003 by and
among FirstBank NW Corp. and Oregon Trail Financial Corp.


MERGER AGREEMENT

dated as of February 24, 2003

by and among

FIRSTBANK NW CORP.

and

OREGON TRAIL FINANCIAL CORP.

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TABLE OF CONTENTS
Page
MERGER AGREEMENT	1

RECITALS	1

AGREEMENT	1

ARTICLE 1
DEFINITIONS

1.1	Definitions	1

ARTICLE 2
THE MERGERS AND RELATED MATTERS

2.1	Corporate Merger	7
	(a) Surviving Corporation	7
	(b) Articles of Incorporation and Bylaws	7
	(c) Effects of the Corporate Merger	7
	(d) Transfer of Assets	7
	(e) Assumption of Liabilities	7
2.2	The Bank Merger	7
	(a) The Continuing Bank	7
	(b) Rights, Etc.	8
	(c) Liabilities	8
	(d) Articles of Incorporation; Bylaws; Directors; Officers	8
2.3	Effective Time	8
2.4	Conversion of Oregon Trail Common Stock	8
2.5	FirstBank Common Stock	9
2.6	Fractional Shares	9
2.7	Anti-Dilution Provisions	9
2.8	Options/Restricted Stock	9
2.9	Standstill Agreement	10
2.10	Election and Exchange Procedures	10
2.11	Closing	13
2.12	Withholding Rights	13
2.13	Reservation of Right to Revise Transaction	13
2.14	Additional Actions	13

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF FIRSTBANK

3.1	Organization and Corporate Authority of FirstBank	14
3.2	Organization and Qualification of FirstBank Northwest	14
3.3	Authorization, Execution and Delivery; Merger Agreement Not in Breach	14
3.4	No Legal Bar	15
3.5	Government Approvals	15
3.6	FirstBank Financial Statements	15
3.7	Absence of Certain Changes	15
3.8	Capitalization of FirstBank	15
(i)
3.9	Capitalization of FirstBank Northwest	16
3.10	Disclosure	16
3.11	Tax Matters	16
3.12	Litigation	16
3.13	Compliance with Laws	16
3.14	Absence of Regulatory Actions	17
3.15	Reports	17
3.16	Statements True and Correct	17
3.17	Financial Ability	17

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF OREGON TRAIL

4.1	Organization and Qualification of Oregon Trail and Subsidiaries	18
4.2	Organization and Qualification of Pioneer Bank	18
4.3	Authorization, Execution and Delivery; Merger Agreement Not in Breach	18
4.4	No Legal Bar	19
4.5	Government and Other Approvals	19
4.6	Compliance With Law	19
4.7	Charter Documents	19
4.8	Financial Statements	20
4.9	Absence of Certain Changes	20
4.10	Deposits	21
4.11	Properties	21
4.12	Oregon Trail Subsidiaries	21
4.13	Condition of Fixed Assets and Equipment	22
4.14	Tax Matters	22
4.15	Litigation	22
4.16	Hazardous Materials	23
4.17	Insurance	25
4.18	Labor and Employment Matters	25
4.19	Records and Documents	25
4.20	Capitalization of Oregon Trail	26
4.21	Capitalization of Pioneer Bank	26
4.22	Sole Agreement	26
4.23	Disclosure	26
4.24	Absence of Undisclosed Liabilities	26
4.25	Allowance for Loan Losses	27
4.26	Compliance with Laws	27
4.27	Absence of Regulatory Actions	27
4.28	Employee Benefit Plans	28
4.29	Material Contracts	32
4.30	Material Contract Defaults	33
4.31	Reports	33
4.32	Statements True and Correct	33
4.33	Brokers and Finders	33
4.34	Derivatives Contracts; Structured Notes; Etc.	33
4.35	Loans	34

(ii)

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ARTICLE 5
COVENANTS OF FIRSTBANK

5.1	Regulatory and Shareholder Approvals	34
5.2	Preparation of Registration Statement	35
5.3	Registration Statement Effectiveness	35
5.4	Conduct of Business	35
5.5	Employees and Employee Benefits	35
5.6	Reasonable Efforts to Close	36
5.7	Addition to Board of Directors	37
5.8	Indemnification and Insurance	37
5.9	Access	38
5.10	Nasdaq	38
5.11	Updating of Representations	38

ARTICLE 6

COVENANTS OF OREGON TRAIL

6.1	Shareholders' Meeting	38
6.2	Conduct of Business -- Affirmative Covenants	39
6.3	Conduct of Business -- Negative Covenants	41
6.4	Conduct of Business -- Certain Actions	43
6.5	Accruals and Reserves	43
6.6	Affiliate Agreements	44

ARTICLE 7
CONDITIONS TO CLOSING

7.1	Conditions to the Obligations of Oregon Trail		44
	(a)	Performance	44
	(b)	Representations and Warranties	44
	(c)	Documents	44
	(d)	Opinion of FirstBank 's Counsel	45

7.2	Conditions to the Obligations of FirstBank		45
	(a)	Performance	45
	(b)	Representations and Warranties	46
	(c)	Documents	46
	(d)	Opinion of Oregon Trail's Counsel	46
	(e)	Other Business Combinations, Etc.	47
	(f)	Accruals and Reserves	47
	(g)	Receipt of Affiliate Agreements	47
	(h)	Voting Agreements	47
	(i)	Standstill Agreement	47

7.3	Conditions to Obligations of All Parties		47
	(a)	No Pending or Threatened Claims	47
	(b)	Government Approvals and Acquiescence Obtained	47
	(c)	Effective Registration Statement	48
	(d)	Tax Opinion	48
	(e)	Shareholder Vote	48

(iii)

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ARTICLE 8
TERMINATION

8.1	Termination	48
8.2	Effect of Termination	49
8.3	FirstBank Fee	49

ARTICLE 9
GENERAL PROVISIONS

9.1	Notices	50
9.2	Assignability and Parties in Interest	51
9.3	Governing Law	51
9.4	Counterparts	51
9.5	Publicity	51
9.6	Entire Agreement	51
9.7	Severability	52
9.8	Modifications, Amendments and Waivers	52
9.9	Interpretation	52
9.10	Payment of Expenses	52
9.11	Equitable Remedies	52
9.12	Attorneys' Fees	52
9.13	No Waiver	53
9.14	Remedies Cumulative	53
9.15	Non-Survival of Representations and Warranties	53
9.16	Standard Breach	53

Exhibit A	Corporate Plan of Merger
Exhibit B	Bank Plan of Merger
Exhibit C	Voting Agreement
Exhibit D	Affiliate Agreement
Exhibit E	Standstill Agreement

(iv)

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MERGER AGREEMENT

        THIS MERGER AGREEMENT ("Merger Agreement") is made and entered into this 24th day of February 2003, by and between FIRSTBANK NW CORP., a corporation chartered and existing under the laws of the State of Washington ("FirstBank"), and OREGON TRAIL FINANCIAL CORP., a corporation chartered and existing under the laws of the State of Oregon ("Oregon Trail").

RECITALS

        A.         FirstBank and Oregon Trail on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which FirstBank will acquire all of the shares of Oregon Trail Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time (as hereinafter defined) at a purchase price equal to the amount set forth in Section 2.4 hereof.

        B.         To effect the acquisition, Oregon Trail shall be merged with and into FirstBank (the "Corporate Merger") pursuant to the Plan of Merger ("Corporate Plan of Merger") substantially in the form attached hereto as Exhibit A. FirstBank will be the surviving corporate entity in the Corporate Merger (the "Surviving Corporation"). The federally chartered financial institution subsidiary of Oregon Trail, Pioneer Bank, A Federal Savings Bank ("Pioneer Bank"), shall be merged with and into the Washington chartered financial institution subsidiary of FirstBank, FirstBank Northwest (the "Bank Merger") pursuant to the Plan of Merger ("Bank Plan of Merger") substantially in the form attached hereto as Exhibit B. FirstBank Northwest will be the continuing financial institution (the "Continuing Bank") following the Bank Merger.

        C.         The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Corporate Merger and also to prescribe various conditions to the Corporate Merger.

        D.         Concurrently with the execution and delivery of this Merger Agreement, and as an inducement to FirstBank 's willingness to enter into this Merger Agreement, each member of the Board of Directors of Oregon Trail and each Major Shareholder of Oregon Trail (as hereinafter defined) has entered into an agreement with FirstBank pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Merger Agreement at the Oregon Trail Shareholders' Meeting (as hereinafter defined).

        E.         Prior to the execution and delivery of this Merger Agreement, and as a material inducement to FirstBank 's willingness to enter into this Merger Agreement, Joseph Stilwell and his Affiliates (as hereinafter defined) have entered into the Standstill Agreement (as hereinafter defined) with FirstBank.

        F.         The respective Boards of Directors of FirstBank and Oregon Trail have duly approved this Merger Agreement and have duly authorized its execution and delivery.

        NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties (as hereinafter defined) agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

                    1.1         Definitions. As used in this Merger Agreement, the following terms have the definitions indicated:

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                            "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4 of this Merger Agreement.

                            "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with that party.

                            "Aggregate Cash Consideration" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                            "Applicable Environmental Laws" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                            "Balance Sheet Date" shall have the meaning assigned to such term in Section 4.9 of this Merger Agreement.

                            "Bank Common Stock" shall have the meaning assigned to such term in Section 4.21 of this Merger Agreement.

                            "Bank Merger" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

                            "Bank Plan of Merger" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

                            "Cash Election Shares" shall have the meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

                            "Cash Election Designated ESOP Shares" shall have the meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

                            "CERCLA" shall have the meaning set forth in Section 4.16(a) of this Merger Agreement.

                            "CERCLIS" shall have the meaning set forth in Section 4.16(c) of this Merger Agreement.

                            "Closing" shall have the meaning assigned to such term in Section 2.11 of this Merger Agreement.

                            "Closing Date" shall have the meaning assigned to such term in Section 2.11 of this Merger Agreement.

                            "Continuing Bank" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

                            "Continuing Employees" shall have the meaning assigned to such term in Section 5.5(a) of this Merger Agreement.

                            "Corporate Merger" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

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                            "Corporate Plan of Merger" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

                            "CRA" shall have the meaning assigned to such term in Section 4.26(c) of this Merger Agreement.

                            "Deposits" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of Pioneer Bank.

                            "Derivatives Contract" shall have the meaning assigned to such term in Section 4.34 of this Merger Agreement.

                            "Effective Date of the Corporate Merger" shall mean that date on which the Effective Time shall have occurred.

                            "Effective Time" shall have the meaning assigned in Section 2.3 of this Merger Agreement.

                            "Election Deadline" shall have the meaning assigned in Section 2.10(b) of this Merger Agreement.

                            "Election Form" shall have the meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

                            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                            "ESOP" shall have the meaning assigned to such term in Section 5.5(c) of this Merger Agreement.

                            "Exchange Agent" shall mean the independent agent selected by FirstBank to effect the exchange of certificates representing Oregon Trail Common Stock described in Section 2.10(a) for the consideration described in Section 2.4.

                            "Exchange Ratio" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                            "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                            "FirstBank" shall mean FirstBank NW Corp., a savings and loan holding company having its principal place of business in Lewiston, Idaho, that is currently incorporated under the laws of the State of Washington.

                            "FirstBank Common Stock" shall mean the common stock, par value $0.01 per share, of FirstBank.

                           "FirstBank Disclosure Schedule" means the disclosure schedule to be delivered by FirstBank to Oregon Trail pursuant to the initial paragraph of Article III of this Agreement.

                            "FirstBank Fee" shall have the meaning assigned to such term in Section 8.3 of this Merger Agreement.

                            "FirstBank Financial Statements" shall have the meaning assigned to such term in Section 3.6 of this Merger Agreement.

                            "FirstBank Option" shall mean an option to acquire shares of FirstBank Common Stock.

                            "FirstBank Shareholders" shall mean the holders of the FirstBank Common Stock.

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                            "FirstBank Shareholders' Meeting" shall mean the special meeting of FirstBank Shareholders to be held pursuant to Section 5.1(b) of this Merger Agreement, including any adjournment or adjournments thereof.

                            "GAAP" shall mean generally accepted accounting principles, consistently applied.

                            "Government Approvals" shall have the meaning assigned to such term in Section 3.5 of this Merger Agreement.

                            "Hazardous Substances" shall have the meaning set forth in Section 4.16(a) of this Merger Agreement.

                            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                            "Loan Property" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                            "Major Shareholder" shall mean any person, other than the ESOP, who as of the date hereof owns or controls more than nine percent (9.0%) of the issued and outstanding shares of Oregon Trail Common Stock.

                            "Material Adverse Change" or "Material Adverse Effect" shall mean, when used in connection with Oregon Trail or FirstBank, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such Party and its Subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the banking and financial services industry to the extent not effecting such Party to a materially greater extent than it affects other persons in the banking and financial services industry, (iii) any change, effect, event or occurrence relating to the announcement or performance of this Merger Agreement and the transactions contemplated hereby, (iv) with respect to Oregon Trail, any change, effect, event or occurrence resulting from any action or omission taken with the prior written consent of FirstBank, (v) any change in banking, savings association or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (vi) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

                            "Merger Agreement" means this Merger Agreement (including Exhibit A and Exhibit B) and all exhibits and schedules annexed to, and incorporated by specific reference as a part of, this Merger Agreement.

                            "MRDP" shall have the meaning assigned to such term in Section 2.8(b) of this Merger Agreement.

                            "NASD" means the National Association of Securities Dealers, Inc.

                            "No-Election Shares" shall have the meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

                            "OBCA" shall mean the Oregon Business Corporation Act.

                            "Officer" shall have the meaning set forth in Section 4.9(k) of this Merger Agreement.

                            "Option Plan" shall have the meaning assigned to such term in Section 2.8(a) of this Merger Agreement.

                           "Oregon Trail" shall mean Oregon Trail Financial Corp., a savings and loan holding company having its principal place of business in Baker City, Oregon.

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                            "Oregon Trail Common Stock" has the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                            "Oregon Trail Disclosure Schedule" means the disclosure schedules to be delivered by Oregon Trail to FirstBank pursuant to the initial paragraph of Article IV of this Merger Agreement.

                            "Oregon Trail Financial Statements" shall have the meaning assigned to such term in Section 4.8(a) of this Merger Agreement.

                            "Oregon Trail Option" shall mean an option granted by Oregon Trail under the Option Plan, as defined in Section 2.8(a) of this Merger Agreement, to purchase shares of Oregon Trail Common Stock.

                            "Oregon Trail Shareholders" shall mean the holders of the Oregon Trail Common Stock.

                            "Oregon Trail Shareholders' Meeting" shall mean the special meeting of Oregon Trail Shareholders to be held pursuant to Section 6.1 of this Merger Agreement, including any adjournment or adjournments thereof.

                            "OTS" shall mean the Office of Thrift Supervision.

                            "Parties" shall mean Oregon Trail and FirstBank collectively; Oregon Trail on the one hand, or FirstBank on the other hand, may sometimes be referred to as a "Party."

                            "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                            "Per Share Cash Consideration" shall have the meaning assigned to such term in Section 2.4(a) of this Merger Agreement.

                            "Person" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                            "Plans of Merger" shall mean the Corporate Plan of Merger to be executed by authorized representatives of Oregon Trail and FirstBank and filed with the Secretary of State of the State of Oregon along with the Articles of Merger in accordance with Oregon law and with the Secretary of State of the State of Washington along with the Articles of Merger in accordance with Washington law and providing for the Corporate Merger of Oregon Trail with and into FirstBank as contemplated by Section 2.1 of this Merger Agreement, and the Bank Plan of Merger to be executed by authorized representatives of Pioneer Bank and FirstBank Northwest and filed with the Washington Department providing for the Bank Merger of Pioneer Bank with and into FirstBank Northwest as contemplated by Section 2.2 of this Merger Agreement.

                            "Post Termination Payments" shall have the meaning assigned to such term in Section 5.5(e) of this Merger Agreement.

                            "Property" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

                            "Proxy Statement/Prospectus" shall mean the joint proxy statement to be used by Oregon Trail and FirstBank to solicit proxies with a view to securing the approval of the Oregon Trail Shareholders and the FirstBank Shareholders of this Merger Agreement and the Plans of Merger, which shall also serve as the prospectus for the shares of FirstBank Common Stock to be issued to the Oregon Trail Shareholders.

                            "RCRA" shall have the meaning assigned to such term in Section 4.16(a) of this Merger Agreement.

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                            "Realty" means the real property of Pioneer Bank owned or leased by Pioneer Bank or any Subsidiary of Pioneer Bank.

                            "Records" means all available records, minutes of meetings of the Board of Directors, committees and Oregon Trail Shareholders and Pioneer Bank, original instruments and other documentation, pertaining to Oregon Trail and Pioneer Bank, Oregon Trail's and Pioneer Bank's assets (including plans and specifications relating to the Realty), and liabilities, the Oregon Trail Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of Oregon Trail's and Pioneer Bank's business by Oregon Trail and Pioneer Bank on and after the Effective Time as it was conducted prior to the Closing Date.

                            "Registration Statement" shall have the meaning assigned to such term in Section 5.2 of this Merger Agreement.

                            "Regulatory Authorities" shall mean, collectively, the Department of Justice, the FDIC, the SEC, the OTS, the Washington Department or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Merger Agreement.

                            "Release" shall have the meaning assigned to such term in Section 4.16(b)(i) of this Merger Agreement.

                            "REO" shall mean Real Estate Owned.

                            "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                            "SEC Documents" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, or with any other Regulatory Authority pursuant to the Securities Laws.

                            "Securities Laws" shall mean the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                            "Standstill Agreement" shall mean the agreement, substantially in the form of Exhibit E, to be entered into by Joseph Stilwell and his Affiliates with FirstBank providing for, among other things, that Joseph Stilwell nor any of his Affiliates shall directly or indirectly for a stated period of time acquire any voting securities (or securities which are convertible to voting securities) of FirstBank in excess of a specified aggregate limitation and all voting securities of FirstBank owned or controlled by them or any of them shall be voted with management of FirstBank.

                            "Stock Election Shares" shall have meaning assigned to such term in Section 2.10(a) of this Merger Agreement.

                            "Subsidiaries" shall mean all of those corporations, or other entities of which the entity in question owns or controls five percent (5%) or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which five percent (5%) or more of the outstanding equity securities is owned directly or indirectly by its parent, and may sometimes be referred to as a "Subsidiary."

                            "Substituted Option" shall have meaning assigned to such term in Section 2.8(a) of this Merger Agreement.


                            "Surviving Corporation" shall have the meaning assigned to such term in the Recitals of this Merger Agreement.

                            "Voting Agreement" shall mean the Voting Agreement substantially in the form of Exhibit C hereto to be executed by each Major Shareholder and director of Oregon Trail simultaneous with the execution and delivery of this Merger Agreement.

                            "Washington Department" shall mean the Department of Financial Institutions of the State of Washington.

                            "WBCA" shall mean the Washington Business Corporation Act.

ARTICLE 2

THE MERGERS AND RELATED MATTERS

                    2.1         Corporate Merger. Subject to the terms and conditions of this Merger Agreement, and pursuant to the provisions of the OBCA, the WBCA, the Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder, at the Effective Time (as hereinafter defined):

                                (a)         Surviving Corporation. Oregon Trail shall be merged with and into FirstBank pursuant to the terms and conditions set forth herein and pursuant to the Corporate Plan of Merger. Upon consummation of the Corporate Merger, the separate existence of Oregon Trail shall cease and FirstBank shall continue as the Surviving Corporation.

                                (b)         Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of FirstBank, in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                (c)         Effects of the Corporate Merger. The separate existence of Oregon Trail shall cease, and Oregon Trail shall be merged with and into FirstBank which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both FirstBank and Oregon Trail.

                                (d)         Transfer of Assets. All rights, assets, licenses, permits, franchises and interests of FirstBank and Oregon Trail in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, shall be deemed to be vested in FirstBank as the Surviving Corporation by virtue of the Corporate Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                                (e)         Assumption of Liabilities. The Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of FirstBank as well as those of Oregon Trail, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of FirstBank or Oregon Trail.

                    2.2.         The Bank Merger. At the time selected by FirstBank after the Effective Time:

                                (a)         The Continuing Bank. Pioneer Bank shall be merged into FirstBank Northwest pursuant to the terms and conditions set forth herein and pursuant to the Bank Plan of Merger. Upon consummation of the Bank Merger, the separate existence of Pioneer Bank shall cease and FirstBank Northwest shall survive as the Continuing Bank.


                                (b)         Rights, Etc. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

                                (c)         Liabilities. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

                                (d)         Articles of Incorporation; Bylaws; Directors; Officers. The Articles of Incorporation and Bylaws of the Continuing Bank shall be those of FirstBank Northwest, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FirstBank Northwest in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

                    2.3         Effective Time. As soon as practicable after each of the conditions set forth in Article 7 hereof have been satisfied or waived, the Parties will file, or cause to be filed, with the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington such Articles of Merger as they may deem necessary or appropriate for the Corporate Merger which Articles of Merger shall be in the form required by and executed in accordance with the applicable provisions of the OBCA and the WBCA. The Corporate Merger shall become effective at such time as may be specified in such Articles of Merger (the "Effective Time"). The Bank Merger will be consummated after the Corporate Merger at the time selected by FirstBank.

                    2.4         Conversion of Oregon Trail Common Stock. At the Effective Time:

                                (a)         Subject to the other provisions in this Section 2.4, and the provisions of Section 2.10(d) and (e) each share of common stock of Oregon Trail, $0.01 par value per share ("Oregon Trail Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Corporate Merger and without any action on the part of the holder thereof, be converted into the right to receive from FirstBank, at the election of the holder thereof:

                                (i)         a cash amount equal to $22.00 per share (the "Per Share Cash Consideration") for each of 1,659,091 issued and outstanding shares of Oregon Trail Common Stock ("Aggregate Cash Consideration"); or

                                (ii)         a number of shares of FirstBank Common Stock which is equal to the quotient, rounded to the nearest one thousandth (the "Exchange Ratio") determined by dividing (x) 1,480,064 (the number of shares of FirstBank to be issued in the Corporate Merger) by (y) the number of shares of Oregon Trail Common Stock issued and outstanding (including any shares issued as a result of the exercise of Oregon Trail Options) minus 1,659,091 (the number of shares of Oregon Trail Common Stock receiving cash), subject to adjustment as provided in Section 2.7.

                                (b)         Notwithstanding any other provision of this Merger Agreement, any shares of Oregon Trail Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by FirstBank, Oregon Trail or by any direct or indirect Subsidiary of any of them or are held in the treasury of Oregon Trail shall, by virtue of the Corporate Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                                (c)         The holders of certificates representing shares of Oregon Trail Common Stock shall cease to have any rights as stockholders of Oregon Trail, except such rights, if any, as they may have pursuant to the OBCA. Except as provided above, until certificates representing shares of Oregon Trail Common Stock are surrendered

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for exchange, each certificate shall, after the Effective Time, represent for all purposes only the right to receive the amount of consideration into which its shares of Oregon Trail Common Stock shall have been converted by the Corporate Merger as provided above.

                                (d)         The stock transfer books of Oregon Trail shall be closed and no transfer of shares of Oregon Trail Common Stock shall be made thereafter.

                    2.5         FirstBank Common Stock. At the Effective Time, the shares of FirstBank Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as shares of FirstBank Common Stock.

                    2.6         Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of FirstBank Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, FirstBank shall pay to each Oregon Trail Shareholder who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the closing sales price per share of FirstBank Common Stock, as quoted on the Nasdaq National Market, for the 20-day trading period ending on the business day which is five (5) business days prior to the Effective Date of the Corporate Merger.

                    2.7         Anti-Dilution Provisions. In the event FirstBank changes the number of shares of FirstBank Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or recapitalization with respect to the outstanding FirstBank Common Stock and the record date therefor shall be prior to the Effective Date of the Corporate Merger, the Exchange Ratio shall be proportionately adjusted.

                    2.8         Options/Restricted Stock.

                                (a)         At the Effective Time, by virtue of the Corporate Merger, and without any action on the part of any holder of an option granted under the Oregon Trail 1998 Stock Option Plan (the "Option Plan"), each Oregon Trail Option that is then outstanding and unexercised shall become fully vested in accordance with the Option Plan and shall be assumed by FirstBank and be converted into a FirstBank Option (the "Substituted Option") on the same terms and conditions as are in effect with respect to the Oregon Trail Option immediately prior to the Effective Time, except that (i) each Substituted Option may be exercised solely for shares of FirstBank Common Stock, (ii) the number of shares of FirstBank Common Stock subject to such Substituted Option shall be equal to the number of shares of Oregon Trail Common Stock subject to the assumed Oregon Trail Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per share exercise price under each such Substituted Option shall be adjusted by dividing the per share exercise price of the assumed Oregon Trail Option immediately prior to the Effective Time by the Exchange Ratio, and rounding up to the nearest cent. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Internal Revenue Code, as to any Oregon Trail Option that is an incentive stock option. The number of shares of Oregon Trail Common Stock which are issuable upon exercise of Oregon Trail Options as of the date hereof is set forth on Oregon Trail Disclosure Schedule 2.8. At the Effective Time, the Option Plan shall be deemed terminated within five (5) business days after the Effective Time, FirstBank shall file a registration statement on Form S-3 or S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FirstBank Common Stock subject to the Substituted Options and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without any further holding period under Rule 144 of the 1933 Act.

                                (b)         At the Effective Time, by virtue of the Corporate Merger, each holder of an award granted under the Oregon Trail 1998 Management Recognition and Development Plan (the "MRDP") shall be entitled to receive the consideration as provided in Section 2.4 of this Merger Agreement for each share of restricted stock granted under the MRDP subject to the provisions of Section 2.12. Notwithstanding the foregoing, no consideration will be paid for the ungranted restricted stock awards under the MRDP. At the Effective Time, the MRDP shall be deemed terminated.

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                    2.9         Standstill Agreement. Prior to the date hereof, Joseph Stilwell has executed the Standstill Agreement in the form attached hereto as Exhibit E.

                    2.10         Election and Exchange Procedures

                                (a)         FirstBank shall designate an exchange agent to act as agent (the "Exchange Agent"), who shall be reasonably acceptable to Oregon Trail, for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.10. FirstBank shall use its best efforts to cause the Exchange Agent, no later than three (3) business days following the Effective Time, to mail or make available to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Oregon Trail Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Oregon Trail Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Corporate Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Oregon Trail Common Stock in exchange for the consideration set forth in Section 2.4 hereof deliverable in respect thereof pursuant to this Merger Agreement and (ii) an election form in such form as FirstBank and Oregon Trail shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive FirstBank Common Stock with respect to all of such holder's Oregon Trail Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all of such holder's Oregon Trail Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Oregon Trail Common Stock (the "No-Election Shares"). Nominee record holders who hold Oregon Trail Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. Any shares of Oregon Trail Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as hereinafter defined), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any number of unallocated ESOP shares held by the ESOP trustee sufficient in number to repay the ESOP loan in full (the "Cash Election Designated ESOP Shares") shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

                                (b)         The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, twenty (20) to forty (40) business days following but not including the date of mailing of the Election Form or such other date as FirstBank and Oregon Trail shall mutually agree upon.

                                (c)         Any election to receive FirstBank Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by a certificate or certificates representing all shares of Oregon Trail Common Stock covered thereby, subject to the provisions of subsection (h) below of this Section 2.10. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                                (d)         Within five (5) business days after the Election Deadline, the Exchange Agent shall effect the allocation among Oregon Trail Shareholders of rights to receive FirstBank Common Stock or cash in the Corporate Merger in accordance with the Election Forms as follows:

                                (i)         If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

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                            (A)        all Cash Election Shares shall be converted into the right to receive cash,

                            (B)         No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                            (C)        If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                            (D)         the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive FirstBank Common Stock.

                                (ii)        If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                           (A)       all Stock Election Shares and all No-Election Shares shall be converted into the right to receive FirstBank Common Stock,

                            (B)         all Cash Election Designated ESOP Shares shall be converted into the right to receive cash,

                            (C)         the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of remaining Cash Election Shares ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares, when aggregated with the Cash Election Designated ESOP Shares, times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive FirstBank Common Stock, and

                            (D)         the Cash Election Shares which are not Reallocated Stock Shares shall be converted into the right to receive cash.

                                (iii)         If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive FirstBank Common Stock.

                                (e)         In the event that the Exchange Agent is required pursuant to Section 2.10(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.10(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares (other than with respect to the Cash Election Designated ESOP Shares) shall be allocated a pro rata portion of the total Reallocated Stock Shares.

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                                 (f)         At the Effective Time, FirstBank shall deliver to the Exchange Agent the number of shares of FirstBank Common Stock issuable and the amount of cash payable in the Corporate Merger (which shall be held by the Exchange Agent in trust for the holders of Oregon Trail Common Stock and invested only in deposit accounts of an FDIC-insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). The Exchange Agent shall use its best efforts to distribute FirstBank Common Stock and cash as provided herein, no later than ten (10) business days after the Election Deadline. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FirstBank Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

                                (g)         After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of Oregon Trail Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of FirstBank Common Stock and/or the amount of cash into which the aggregate number of shares of Oregon Trail Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Merger Agreement and, if such holder's shares of Oregon Trail Common Stock have been converted into FirstBank Common Stock, any other distribution theretofore paid with respect to FirstBank Common Stock issuable in the Corporate Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Oregon Trail Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of FirstBank Common Stock or the right to receive the amount of cash into which such Oregon Trail Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Oregon Trail of certificates representing shares of Oregon Trail Common Stock and if such certificates are presented to Oregon Trail for transfer, they shall be cancelled against delivery of certificates for FirstBank Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of FirstBank Common Stock under this Section 2.10 until such person surrenders the certificate or certificates representing Oregon Trail Common Stock, at which time such dividends shall be remitted to such person, without interest.

                                (h)         FirstBank shall not be obligated to deliver cash and/or a certificate or certificates representing shares of FirstBank Common Stock to which an Oregon Trail Shareholder would otherwise be entitled as a result of the Corporate Merger until such holder surrenders the certificate or certificates representing the shares of Oregon Trail Common Stock for exchange as provided in this Section 2.10, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by the Exchange Agent. If any certificates evidencing shares of FirstBank Common Stock are to be issued in a name other than that in which the certificate evidencing Oregon Trail Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of FirstBank Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                                (i)         Any portion of the shares of FirstBank Common Stock and cash delivered to the Exchange Agent by FirstBank pursuant to Section 2.10(f) that remains unclaimed by the Oregon Trail Shareholders for six (6) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to FirstBank. Any Oregon Trail Shareholders who have not theretofore complied with Section 2.10(g) shall thereafter look only to FirstBank for the consideration deliverable in respect of each share of Oregon Trail Common Stock such shareholder holds as determined pursuant to this Merger Agreement without any interest thereon. If outstanding certificates for shares of Oregon Trail Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FirstBank Common Stock or cash would otherwise escheat to or

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become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of FirstBank (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Merger Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. FirstBank and the Exchange Agent shall be entitled to rely upon the stock transfer books of Oregon Trail to establish the identity of those persons entitled to receive consideration specified in this Merger Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, FirstBank and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                    2.11         Closing. Subject to the provisions of Article 7 hereof, the closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of all of the conditions to Closing, and shall be on such date, time and location as is mutually agreed to by FirstBank and Oregon Trail. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Corporate Merger and the Bank Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Corporate Merger and the Bank Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute the Corporate Plan of Merger for filing with the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington and promptly thereafter shall take all steps necessary or desirable to consummate the Corporate Merger in accordance with all applicable laws, rules and regulations and the Corporate Plan of Merger. The Bank Merger will be consummated after the Corporate Merger at the time selected by FirstBank and pursuant to the terms of the Bank Plan of Merger. The Parties shall thereupon take such other and further actions as may be required by law or this Merger Agreement to consummate the transactions contemplated herein. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                    2.12         Withholding Rights. FirstBank (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Merger Agreement to any Oregon Trail Shareholder such amounts as FirstBank is required under the Internal Revenue Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Merger Agreement as having been paid to an Oregon Trail Shareholder in respect of which such deduction and withholding was made by FirstBank.

                    2.13         Reservation of Right to Revise Transaction. FirstBank shall have the unilateral right to revise the method of effecting either the Corporate Merger, the Bank Merger or both in order to achieve tax benefits or for any other reason which FirstBank may deem advisable; provided, however, that FirstBank shall not have the right, without the prior written approval of the Board of Directors of Oregon Trail, and, if required, the approval of the Oregon Trail Shareholders, to make any revision to the structure of the Corporate Merger (i) which changes the amount or kind of the consideration which the Oregon Trail Shareholders are entitled to receive (determined in the manner provided in Section 2.4 of this Merger Agreement), (ii) adversely affects the tax treatment of Oregon Trail Shareholders or (iii) will materially delay or jeopardize the receipt of any necessary consents or approvals of Regulatory Authorities with respect to the Corporate Merger or the Bank Merger. FirstBank may exercise this right of revision by giving written notice thereof to Oregon Trail in the manner provided in Section 9.1 of this Merger Agreement.

                    2.14         Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Oregon Trail acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Corporate Merger, or (ii) otherwise carry out the purposes of this Merger Agreement, Oregon Trail and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving

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Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Oregon Trail or otherwise to take any and all such action.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF FIRSTBANK

        Except as set forth on the FirstBank Disclosure Schedule delivered by FirstBank to Oregon Trail prior to the execution of this Merger Agreement, each of FirstBank and the FirstBank Subsidiaries hereby represents and warrants to Oregon Trail as follows:

                    3.1         Organization and Corporate Authority of FirstBank. FirstBank is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. FirstBank is registered as a savings and loan holding company with the OTS and engages only in activities permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder. FirstBank (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on FirstBank; and (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its businesses as they are currently being conducted. Each FirstBank Subsidiary is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on FirstBank. The Articles of Incorporation and Bylaws of FirstBank, as amended to date, are in full force and effect as of the date of this Merger Agreement.

                    3.2         Organization and Qualification of FirstBank Northwest. FirstBank Northwest is a Washington-chartered savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington and engages only in activities (and holds properties only of the types) permitted by the State of Washington and the rules and regulations promulgated thereunder by the Washington Department and the FDIC for insured depository institutions. FirstBank Northwest (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on FirstBank. FirstBank Northwest's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                    3.3         Authorization, Execution and Delivery; Merger Agreement Not in Breach.

                                (a)         FirstBank has all requisite corporate power and authority to execute and deliver this Merger Agreement and the Plans of Merger and to consummate the transactions contemplated hereby and thereby. This Merger Agreement, and all other agreements and instruments contemplated to be executed in connection herewith by FirstBank have been (or upon execution will have been) duly executed and delivered by FirstBank, except for approval by FirstBank's Shareholders, have been (or upon execution will have been) authorized by all necessary action, corporate or otherwise, and no other corporate proceedings on the part of FirstBank are (or will be) necessary to authorize such execution and delivery, and, subject to receipt of any required Government Approvals, constitute (or upon execution will constitute) legal, valid and enforceable obligations of FirstBank, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

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                                (b)         The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, (i) any material mortgage, lease, covenant, agreement, indenture or other instrument to which FirstBank or any FirstBank Subsidiary is a party or by which FirstBank or any FirstBank Subsidiary or their respective properties or any of their respective assets are bound, (ii) the Articles of Incorporation or Bylaws of FirstBank or any FirstBank Subsidiary, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which FirstBank or any FirstBank Subsidiary are bound, or (iv) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to FirstBank or any FirstBank Subsidiary or their respective properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of FirstBank or any FirstBank Subsidiary, except that the Government Approvals shall be required in order for FirstBank and any FirstBank Subsidiary to consummate the Corporate Merger.

                    3.4         No Legal Bar. Neither FirstBank nor any FirstBank Subsidiary is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction or any law which would prevent the execution of this Merger Agreement or the Plans of Merger by FirstBank or FirstBank Northwest, its delivery thereof to Oregon Trail and Pioneer Bank or (upon receipt of Governmental Approvals) the consummation of the transactions contemplated hereby, and no action or proceeding is pending or threatened against FirstBank or any FirstBank Subsidiary in which the validity of this Merger Agreement, any of the transactions contemplated hereby and thereby, or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                    3.5         Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by FirstBank or any FirstBank Subsidiary in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby by FirstBank or any FirstBank Subsidiary, except for the prior approval of the FDIC, the OTS, the Washington Department and such other agencies as may have jurisdiction (collectively, the "Government Approvals").

                    3.6         FirstBank Financial Statements. The consolidated balance sheets of FirstBank as of March 31, 2002 and 2001, and the related consolidated statements of income and changes in stockholders' equity and cash flows of FirstBank for the years ended March 31, 2002, 2001 and 2000 which were included in FirstBank's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 as filed with the SEC and the comparative interim financial statements for any subsequent quarter ending after March 31, 2002 and prior to the date hereof included in FirstBank's Quarterly Reports on Form 10-QSB as filed with the SEC (collectively, the "FirstBank Financial Statements") (i) were prepared from the books and records of FirstBank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP; (iii) accurately present FirstBank's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby (subject, in the case of financial statements for interim periods, to normal recurring adjustments); and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of FirstBank's consolidated financial condition and the consolidated results of FirstBank's operations and cash flows for the periods covered by the FirstBank Financial Statements.

                    3.7         Absence of Certain Changes. Since March 31, 2002 there has not been any Material Adverse Change in FirstBank.

                    3.8         Capitalization of FirstBank. The authorized capital stock of FirstBank consists of 5,000,000 shares of common stock, $0.01 par value per share ("FirstBank Common Stock") and 500,000 shares of preferred stock having a par value of $0.01 per share. As of the date of this Merger Agreement, 1,384,672 shares of FirstBank Common Stock were issued and outstanding, no shares of FirstBank Common Stock were held by FirstBank as treasury stock and no shares of the preferred stock were issued and outstanding. All of the outstanding FirstBank Common Stock is validly

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issued, fully paid and nonassessable and has not been issued in violation of any preemptive rights of any FirstBank shareholder. Except (i) as provided for in this Merger Agreement and (ii) for options to acquire 147,000 shares under the existing stock benefit plans of FirstBank, there are no outstanding securities or other obligations which are convertible into FirstBank Common Stock or into any other equity or debt security of FirstBank, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon the exercise thereof, to be issued FirstBank Common Stock or other equity or debt security of FirstBank. The shares of FirstBank Common Stock to be issued in exchange for the Stock Election Shares, when issued in accordance with the terms of this Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof will not be subject to any preemptive right.

                    3.9         Capitalization of FirstBank Northwest. The authorized capital stock of FirstBank Northwest consists of 1,000 shares of common stock having a par value of $1.00 per share and 9,000 shares of preferred stock having no par value. As of the date of this Merger Agreement, 1,000 shares of FirstBank Northwest's common stock were issued and outstanding, no shares of the common stock were held by FirstBank Northwest as treasury stock and no shares of preferred stock were issued and outstanding. All of the outstanding common stock of FirstBank Northwest is held beneficially and of record by FirstBank, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever.

                    3.10         Disclosure. The information concerning, and the representations or warranties made by FirstBank and the FirstBank Subsidiaries as set forth in this Merger Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by FirstBank and the FirstBank Subsidiaries to Oregon Trail pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Oregon Trail by FirstBank pursuant hereto were complete and accurate copies of such documents.

                    3.11         Tax Matters. FirstBank does not have any reason to believe that any conditions exist that might prevent or impede the Corporate Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

                    3.12         Litigation. Except as set forth in FirstBank Disclosure Schedule 3.12 hereto, there is no action, suit or proceeding pending, or to the best knowledge of FirstBank and the FirstBank Subsidiaries, threatened against FirstBank or any FirstBank Subsidiary before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action, suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by FirstBank or any FirstBank Subsidiary or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on FirstBank Disclosure Schedule 3.12 there are no actions, suits, or proceedings pending or, to the best knowledge of FirstBank and the FirstBank Subsidiaries threatened against any Officers or directors of FirstBank or any FirstBank Subsidiary by any stockholder of FirstBank or any FirstBank Subsidiary (or by any former stockholder of FirstBank or any FirstBank Subsidiary) relating to or arising out of such person's status as a stockholder.

                    3.13         Compliance with Laws. FirstBank and each FirstBank Subsidiary:

                                (a)         Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a Material Adverse Effect on FirstBank;

                                (b)         Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that FirstBank or any FirstBank Subsidiary is or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would

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have a Material Adverse Effect on FirstBank, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of FirstBank or any FirstBank Subsidiary, or (iii) requiring FirstBank or any FirstBank Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

                                (c)         Is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and FirstBank Northwest currently has a CRA rating of satisfactory or better.

                    3.14         Absence of Regulatory Actions. Neither FirstBank nor any of the FirstBank Subsidiaries is a party to any cease or desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                    3.15         Reports. Except as set forth in FirstBank Disclosure Schedule 3.15, Since January 1, 2000, FirstBank and all FirstBank Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC; (ii) the Washington Department; (iii) the FDIC; (iv) the OTS; and (v) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. FirstBank and all FirstBank Subsidiaries have previously provided or made available to Oregon Trail and Pioneer Bank true and correct copies of all such reports and any amendments thereto filed by FirstBank or the FirstBank Subsidiaries after January 1, 2000.

                    3.16         Statements True and Correct. None of the information prepared by or on behalf of FirstBank or any FirstBank Subsidiary regarding FirstBank or any FirstBank Subsidiary included in the Proxy Statement/Prospectus mailed to the Oregon Trail Shareholders and FirstBank Shareholders in connection with the Oregon Trail Shareholders' Meeting and the FirstBank Shareholders' Meeting, and any other documents filed with the SEC, the FDIC or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement/Prospectus, when first mailed to the Oregon Trail Shareholders, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Oregon Trail Shareholders' Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

                    3.17         Financial Ability. On the Effective Date, FirstBank or FirstBank Northwest will have all funds necessary to consummate the Corporate Merger and the Bank Merger and pay the aggregate cash and stock consideration to holders of Oregon Trail Common Stock pursuant to Section 2.4 hereof. Upon completion of the Bank Merger, FirstBank Northwest will be in compliance with all regulatory capital requirements applicable to it.

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ARTICLE 4

PRESENTATIONS AND WARRANTIES OF OREGON TRAIL

        Except as set forth on the Oregon Trail Disclosure Schedules delivered by Oregon Trail to FirstBank prior to the execution of this Merger Agreement, each of Oregon Trail and the Oregon Trail Subsidiaries hereby represents and warrants to FirstBank as follows:

                    4.1         Organization and Qualification of Oregon Trail and Subsidiaries. Oregon Trail is a corporation~~,~~ duly organized, validly existing and in good standing under the laws of the State of Oregon. Oregon Trail is registered as a unitary savings and loan holding company with the OTS and engages only in activities permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder. Oregon Trail (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on Oregon Trail. Each Oregon Trail Subsidiary is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on Oregon Trail. The activities of the Oregon Trail Subsidiaries are permitted for subsidiaries of savings and loan holding companies pursuant to the HOLA.

                    4.2         Organization and Qualification of Pioneer Bank. Pioneer Bank is a federally-chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and engages only in activities (and hold properties only of the types) permitted by the OTS or the FDIC for insured depository institutions. Pioneer Bank (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect on Pioneer Bank. Pioneer Bank's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                    4.3         Authorization, Execution and Delivery; Merger Agreement Not in Breach.

                                (a)         Oregon Trail and the Oregon Trail Subsidiaries have all requisite corporate power and authority to execute and deliver this Merger Agreement and the Plans of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the proposed transaction have been (or upon execution will have been) duly authorized by the Boards of Directors of Oregon Trail and, except for the approval of the Oregon Trail Shareholders, no other corporate proceedings on the part of Oregon Trail and the Oregon Trail Subsidiaries are necessary to authorize the execution and delivery of this Merger Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Merger Agreement and all other agreements and instruments herein contemplated to be executed and delivered by Oregon Trail and the Oregon Trail Subsidiaries have been (or upon execution and delivery will have been) duly executed and delivered by Oregon Trail and the Oregon Trail Subsidiaries and (subject to any requisite shareholder approval and Government Approvals hereof) constitute (or upon execution and delivery will constitute) legal, valid and enforceable obligations of Oregon Trail and the Oregon Trail Subsidiaries, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

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                                (b)         The execution and delivery of this Merger Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under (i) any mortgage, lease, covenant, agreement, indenture or other instrument to which Oregon Trail, or any Oregon Trail Subsidiary is a party or by which Oregon Trail or any Oregon Trail Subsidiary is bound, (ii) the Articles of Incorporation or Bylaws of Oregon Trail and any Oregon Trail Subsidiary, (iii) any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator or, (iv) (subject to the receipt of the Government Approvals) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Oregon Trail or any Oregon Trail Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of Oregon Trail or any Oregon Trail Subsidiary.

                    4.4         No Legal Bar. Neither Oregon Trail nor any Oregon Trail Subsidiary is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction, or any law which would prevent the execution of this Merger Agreement or the Plans of Merger by Oregon Trail or Pioneer Bank, the delivery thereof to FirstBank, or (upon receipt of Government Approvals) the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending or threatened against Oregon Trail or any Oregon Trail Subsidiary in which the validity of this Merger Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transactions contemplated hereby is at issue.

                    4.5         Government and Other Approvals. Except for the Government Approvals described in Section 3.5 and the approvals and consents listed on Oregon Trail Disclosure Schedule 4.5 hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Oregon Trail or any Oregon Trail Subsidiary in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to Oregon Trail or any Oregon Trail Subsidiary in order to avoid forfeiture or impairment of such rights.

                    4.6         Compliance With Law. Oregon Trail and all Oregon Trail Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for them to own or lease their respective properties and assets and for the lawful conduct of their respective businesses, as they are presently conducted, and Oregon Trail and all Oregon Trail Subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Oregon Trail and Oregon Trail Subsidiaries' properties or over any other part of Oregon Trail's and Oregon Trail Subsidiaries' assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, may continue to be enjoyed by FirstBank and the FirstBank Subsidiaries subsequent to the Closing of the transactions contemplated herein other than the Government Approvals and other approvals referenced in Section 4.5 above. Neither Oregon Trail nor any Oregon Trail Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                    4.7         Charter Documents. Included in Oregon Trail Disclosure Schedule 4.7 hereto are true and correct copies of the Articles of Incorporation and Bylaws of Oregon Trail and the Oregon Trail Subsidiaries. The Articles of Incorporation and Bylaws of Oregon Trail and the Oregon Trail Subsidiaries, as amended to date, are in full force and effect.

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                    4.8         Financial Statements.

                                (a)         Oregon Trail previously has delivered or made available to FirstBank the consolidated balance sheets of Oregon Trail as of March 31, 2002 and 2001, and the related consolidated statements of income and changes in stockholders' equity and cash flows of Oregon Trail for the years ended March 31, 2002, 2001 and 2000 ("Oregon Trail Financial Statements"). Such financial statements (i) were prepared from the books and records of Oregon Trail, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP; (iii) accurately present Oregon Trail's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby; and (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of Oregon Trail's consolidated financial condition and the consolidated results of Oregon Trail's operations and cash flows for the periods covered by the Oregon Trail Financial Statements.

                                (b)         Oregon Trail has delivered to FirstBank (or will deliver, when available, with respect to periods ended after the date of this Merger Agreement) true, correct and complete copies of (i) all Thrift Financial Reports, including any amendments thereto, filed with any Regulatory Authorities by Pioneer Bank and (ii) all reports, including any amendments thereto filed with any Regulatory Authorities by Oregon Trail, each for any quarter ending after March 31, 2002. Such reports (i) were (or will be) prepared from the books and records of Oregon Trail or Pioneer Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied; (iii) accurately present (or, when prepared, will present) Oregon Trail's and/or Pioneer Bank's consolidated financial condition and the consolidated results of its operations and changes in stockholders' equity at the relevant dates thereof and for the periods covered thereby; and (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Oregon Trail's and/or Pioneer Bank's consolidated financial condition and the consolidated results of Oregon Trail's or Pioneer Bank's operations for the periods covered thereby.

                    4.9         Absence of Certain Changes. Except as disclosed in Oregon Trail Disclosure Schedule 4.9 or as provided for or contemplated in this Merger Agreement, since March 31, 2002 (the "Balance Sheet Date") there has not been:

                                (a)        any material transaction by Oregon Trail or any Oregon Trail Subsidiary not in the ordinary course of business and in conformity with past practice; or

                                (b)         any Material Adverse Change in Oregon Trail;

                                (c)         any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on any of the properties, business or prospects of Oregon Trail and the Oregon Trail Subsidiaries or their future use and operation by Oregon Trail and the Oregon Trail Subsidiaries;

                                (d)         any acquisition or disposition by Oregon Trail or any Oregon Trail Subsidiary of any property or asset of Oregon Trail or any Oregon Trail Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Thirty Thousand Dollars ($30,000), except in the ordinary course of business and in conformity with past practice;

                                (e)         any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Oregon Trail or any Oregon Trail Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                                (f)         any amendment, modification or termination of any contract or agreement, relating to Oregon Trail or any Oregon Trail Subsidiary, to which Oregon Trail or any Oregon Trail Subsidiary is a party which would have a Material Adverse Effect upon Oregon Trail;

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                                (g)         except as disclosed on Oregon Trail Disclosure Schedule 4.9(g), any increase in, or commitment to increase, the compensation payable or to become payable to any Officer, director, employee or agent of Oregon Trail or any Oregon Trail Subsidiary, or any bonus payment or similar arrangement made to or with any of such Officers, directors, employees or agents;

                                (h)         any incurring of, assumption of, or taking of, by Oregon Trail or any Oregon Trail Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                                (i)         any material alteration in the manner of keeping the books, accounts or records of Oregon Trail or any Oregon Trail Subsidiary, or in the accounting policies or practices therein reflected;

                                (j)         any release or discharge of any obligation or liability of any person or entity related to or arising out of any loan made by Oregon Trail or any Oregon Trail Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                                (k)         any loan by Oregon Trail or any Oregon Trail Subsidiary to any Officer, director of Oregon Trail or any Oregon Trail Subsidiary or any Affiliate of Oregon Trail or any Oregon Trail Subsidiary or Major Shareholder; or to any member of the immediate family of such Officer, director or Major Shareholder of Oregon Trail or any Oregon Trail Subsidiary or any Affiliate of Oregon Trail or any Oregon Trail Subsidiary; or to any Person in which such Officer, director or Major Shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or Major Shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or Major Shareholder serves as a trustee or in a similar capacity. As used herein, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, chief financial officer, secretary, cashier or treasurer.

                    4.10         Deposits. Except as set forth in Oregon Trail Disclosure Schedule 4.10, none of the Pioneer Bank Deposits is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process.

                    4.11         Properties. Except as described in Oregon Trail Disclosure Schedule 4.11 hereto or adequately reserved against in the Oregon Trail Financial Statements, Oregon Trail and each Oregon Trail Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of its properties and assets, tangible or intangible, other than as reflected in the Oregon Trail Financial Statements. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of Oregon Trail and the Oregon Trail Subsidiaries, taken as a whole, held under leases or subleases by Oregon Trail or any Oregon Trail Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                    4.12         Oregon Trail Subsidiaries. Oregon Trail Disclosure Schedule 4.12 hereto lists all of the active and inactive Oregon Trail Subsidiaries as of the date of this Merger Agreement and describes generally the business activities conducted, or permitted to be conducted, by each Oregon Trail Subsidiary. No equity securities of any of the Oregon Trail Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Oregon Trail Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any Oregon Trail Subsidiary is bound to issue any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each Oregon Trail Subsidiary held by Pioneer Bank or by any Oregon Trail Subsidiary are fully paid and nonassessable and are owned by Pioneer Bank or such Oregon Trail Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not. Except as set forth on Oregon Trail Disclosure

21

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Schedule 4.12, neither Pioneer Bank nor any Oregon Trail Subsidiary holds any interest in a partnership or joint venture of any kind.

                    4.13         Condition of Fixed Assets and Equipment. Except as disclosed in Oregon Trail Disclosure Schedule 4.13 hereto, all of Oregon Trail's and the Oregon Trail Subsidiaries' buildings, structures and equipment in regular use are in good and serviceable condition, normal wear and tear excepted. None of the buildings, structures and equipment of Oregon Trail or any Oregon Trail Subsidiary violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

                    4.14         Tax Matters. Except as described in Oregon Trail Disclosure Schedule 4.14 hereto:

                                (a)        All federal, state, local, and foreign tax returns and information returns required to be filed by or on behalf of Oregon Trail and each Oregon Trail Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Merger Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid or adequately provided for. As of the date of this Merger Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Oregon Trail or any Oregon Trail Subsidiary except as fully reserved for in the Oregon Trail Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded tax litigation have been paid.

                                (b)         Neither Oregon Trail nor any Oregon Trail Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                                (c)         Adequate provision for any federal, state, local, or foreign taxes due or to become due for Oregon Trail and all Oregon Trail Subsidiaries for all periods through and including March 31, 2002, has been made and is reflected on the March 31, 2002 consolidated financial statements included in the Oregon Trail Financial Statements and has been and will continue to be made with respect to periods ending after March 31, 2002 and subsequent periods.

                                (d)         Deferred taxes of Oregon Trail and each Oregon Trail Subsidiary have been and will be provided for in accordance with GAAP.

                                (e)         To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against Oregon Trail or any Oregon Trail Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Oregon Trail or any Oregon Trail Subsidiary by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Oregon Trail or any Oregon Trail Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Oregon Trail Financial Statements.

                    4.15         Litigation. Except as set forth in Oregon Trail Disclosure Schedule 4.15 hereto, there is no action, suit or proceeding pending, or to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, threatened against Oregon Trail or any Oregon Trail Subsidiary before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by Oregon Trail or any Oregon Trail Subsidiary or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Oregon Trail Disclosure Schedule 4.15 there are no actions, suits, or proceedings pending or, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, threatened against any Officers or directors of Oregon Trail or any Oregon Trail

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Subsidiary by any stockholder of Oregon Trail or any Oregon Trail Subsidiary (or by any former stockholder of Oregon Trail or any Oregon Trail Subsidiary) relating to or arising out of such person's status as a stockholder.

                    4.16         Hazardous Materials.

                                (a)         To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, Oregon Trail and all the Oregon Trail Subsidiaries have obtained all permits, licenses and other authorizations which are required to be obtained by them with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by Oregon Trail or any Oregon Trail Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and, to the best of knowledge of Oregon Trail and the Oregon Trail Subsidiaries, is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Oregon Trail Disclosure Schedule 4.16 hereto. For purposes hereof, the following terms shall have the following meanings:

                                            "Applicable Environmental Laws" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and (m) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                                            "Hazardous Substances" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of Oregon Trail or any Oregon Trail Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                                            "Loan Property" means any real property in which Oregon Trail or any Oregon Trail Subsidiary holds a security interest.

                                            "Property" means any real property owned, controlled, leased or held by Oregon Trail or any Oregon Trail Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                                (b)         In addition, except as set forth in Oregon Trail Disclosure Schedule 4.16(b) hereto:

                                (i)         No notice, notification, demand, request for information, citation, summons or order has been received by Oregon Trail or any Oregon Trail Subsidiary, no complaint has been filed and served on Oregon Trail or any Oregon Trail Subsidiary, no penalty has been assessed and to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, no investigation or review is pending by any governmental or other entity with respect to any alleged failure by Oregon Trail or any Oregon Trail Subsidiary to have any

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permit, license or authorization required in connection with the conduct of the business of Oregon Trail or any Oregon Trail Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances at any Property or any Loan Property;

                                (ii)        To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, no Property or Loan Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to Oregon Trail's or any Oregon Trail Subsidiary's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of any Oregon Trail Subsidiary, except in compliance with all Applicable Environmental Laws;

                                (iii)        To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, there are no Hazardous Substances being stored at any Property or Loan Property or located in, on or upon, any Property or Loan Property (including the subsurface thereof) or installed or affixed to structures or equipment on any Property or Loan Property; and, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                (iv)        To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, no Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                                (c)         Neither Oregon Trail nor any Oregon Trail Subsidiary has knowingly transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                                (d)         No Hazardous Substances have been knowingly generated, recycled, treated, stored, disposed of or Released by, Oregon Trail or any Oregon Trail Subsidiary in violation of Applicable Environmental Laws.

                                (e)         No oral or written notification of a Release of Hazardous Substances has been given or filed by or on behalf of Oregon Trail or any Oregon Trail Subsidiary relating to any Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                                (f)         To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, there are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, threatened, or are in process which could subject any Property to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                                (g)         There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Oregon Trail, the Oregon Trail Subsidiaries or any Affiliate of Oregon Trail and the Oregon Trail Subsidiaries in relation to any Property, which have not been made available to FirstBank.

                                (h)         Neither Oregon Trail nor any of the Oregon Trail Subsidiaries is aware of any facts which might suggest that Oregon Trail or any Oregon Trail Subsidiary has engaged in any management practice with

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respect to any of its past or existing borrowers which could reasonably be expected to subject Oregon Trail or any Oregon Trail Subsidiary or any Property or Loan Property to any liability under any Applicable Environmental Laws.

                    4.17         Insurance. Oregon Trail, the Oregon Trail Subsidiaries and all of Oregon Trail's and the Oregon Trail Subsidiary's material assets, businesses, real property and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary in the banking industry to insure, all such insurance policies being in amounts that are believed by Oregon Trail and the Oregon Trail Subsidiaries to be adequate and consistent with past practice and experience. Set forth on Oregon Trail Disclosure Schedule 4.17 is a list of all insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure) maintained by or for the benefit of Oregon Trail or any of the Oregon Trail Subsidiaries or their respective directors, Officers, employees or agents. All such insurance policies are in full force and effect. Each of Oregon Trail and the Oregon Trail Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Merger Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Oregon Trail or any of the Oregon Trail Subsidiaries. Neither Oregon Trail nor any of the Oregon Trail Subsidiaries has had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied. The fidelity bonds in effect as to which Pioneer Bank is a named insured are believed by Oregon Trail and the Oregon Trail Subsidiaries to be sufficient.

                    4.18         Labor and Employment Matters. Except as reflected in Oregon Trail Disclosure Schedule 4.18 hereto, there is no (i) collective bargaining agreement or other labor agreement to which Oregon Trail or any Oregon Trail Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which Oregon Trail or any Oregon Trail Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of Oregon Trail or any Oregon Trail Subsidiary. Neither Oregon Trail nor any of the Oregon Trail Subsidiaries has received any notice that any party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither Oregon Trail nor any Oregon Trail Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. Oregon Trail and each Oregon Trail Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and Oregon Trail and each Oregon Trail Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of Oregon Trail and each Oregon Trail Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Oregon Trail Disclosure Schedule 4.18, there is no: unfair labor practice complaint against Oregon Trail or any Oregon Trail Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or, to the best of knowledge of Oregon Trail and Pioneer Bank, other labor trouble affecting Oregon Trail or any Oregon Trail Subsidiary; labor grievance pending against Oregon Trail or any Oregon Trail Subsidiary; to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, pending representation question respecting the employees of Oregon Trail or any Oregon Trail Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which Oregon Trail or any Oregon Trail Subsidiary is a party, or to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, any basis for which a claim may be made under any collective bargaining agreement to which Oregon Trail or any Oregon Trail Subsidiary is a party.

                    4.19         Records and Documents. The Records of Oregon Trail and the Oregon Trail Subsidiaries are and will be sufficient to enable FirstBank and the FirstBank Subsidiaries to continue to conduct the business of

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Oregon Trail and the Oregon Trail Subsidiaries under similar standards as Oregon Trail and the Oregon Trail Subsidiaries has heretofore conducted such business.

                    4.20         Capitalization of Oregon Trail. The authorized capital stock of Oregon Trail consists of 8,000,000 shares of Oregon Trail Common Stock and 250,000 shares of preferred stock having a par value of $0.01 per share. As of the date of this Merger Agreement, 3,098,974 shares of the Oregon Trail Common Stock were issued and outstanding, no shares of the Oregon Trail Common Stock were held by Oregon Trail as treasury stock and no shares of the preferred stock were issued and outstanding. All of the outstanding Oregon Trail Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any Oregon Trail Shareholder. Except as described on Oregon Trail Disclosure Schedule 4.20 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into Oregon Trail Common Stock or into any other equity or debt security of Oregon Trail, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Oregon Trail Common Stock or any other equity or debt security of Oregon Trail. Accordingly, immediately prior to the Effective Time, there will be not more than 3,503,310 shares of Oregon Trail Common Stock issued and outstanding.

                    4.21         Capitalization of Pioneer Bank. The authorized capital stock of Pioneer Bank consists of 1,000 shares of common stock having a par value of $1.00 per share (the "Bank Common Stock") and 9,000 shares of preferred stock having no par value. As of the date of this Merger Agreement, 1,000 shares of Bank Common Stock were issued and outstanding, no shares of Bank Common Stock were held by Pioneer Bank as treasury stock and no shares of preferred stock were issued and outstanding. All of the outstanding Bank Common Stock is held beneficially and of record by Oregon Trail, free and clear of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever. All of the outstanding Bank Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any shareholder of Pioneer Bank. There are no outstanding securities or other obligations which are convertible into Bank Common Stock or into any other equity or debt security of Pioneer Bank, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bank Common Stock or any other equity or debt security of Pioneer Bank.

                    4.22         Sole Agreement. With the exception of this Merger Agreement, as of the date of this Merger Agreement, neither Oregon Trail nor any Oregon Trail Subsidiary has been a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of Oregon Trail or any Oregon Trail Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating Oregon Trail or Pioneer Bank to issue or sell or authorize the sale or transfer of Bank Common Stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Oregon Trail or any Oregon Trail Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any Oregon Trail Subsidiary, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of Oregon Trail or any of the Oregon Trail Subsidiaries to vote or to dispose of any such shares.

                    4.23         Disclosure. The information concerning, and representations and warranties made by, Oregon Trail and the Oregon Trail Subsidiaries set forth in this Merger Agreement, or in the Oregon Trail Disclosure Schedules hereto, or in any document, statement, certificate or other writing furnished or to be furnished by Oregon Trail and the Oregon Trail Subsidiaries to FirstBank pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to FirstBank by Oregon Trail and the Oregon Trail Subsidiaries pursuant hereto were or will be complete and accurate copies of such documents.

                    4.24         Absence of Undisclosed Liabilities. Except as described in Oregon Trail Disclosure Schedule 4.24 hereto, neither Oregon Trail nor any Oregon Trail Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of Oregon Trail or any Oregon Trail Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations

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of Oregon Trail or any Oregon Trail Subsidiary (i) except as disclosed in the Oregon Trail Financial Statements delivered to FirstBank prior to the date of this Merger Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Merger Agreement. Since March 31, 2002, neither Oregon Trail nor any Oregon Trail Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of Oregon Trail or such Oregon Trail Subsidiary, except for obligations paid by Pioneer Bank under the terms of this Merger Agreement (all such obligations or payments are fully described by Pioneer Bank in Oregon Trail Disclosure Schedule 4.24 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to any Oregon Trail Subsidiary.

                    4.25         Allowance for Loan Losses. The allowance for loan losses shown on the Oregon Trail's Financial Statements is (with respect to periods ended on or before March 31, 2002) or will be (with respect to periods ending subsequent to March 31, 2002) adequate in the opinion of management of Oregon Trail in all respects as of the dates thereof and is in compliance with the requirements of GAAP. Except as disclosed in Schedule 4.25 hereto, as of the date thereof, Pioneer Bank does not have any loan which has been criticized or classified by bank examiners representing any Regulatory Authority as "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

                    4.26         Compliance with Laws. Oregon Trail and each Oregon Trail Subsidiary:

                                (a)         Is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a Material Adverse Effect on Oregon Trail or any Oregon Trail Subsidiary, or which would or could reasonably be expected to subject Oregon Trail or any Oregon Trail Subsidiary or any of its directors or Officers to civil money penalties;

                                (b)         Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that Oregon Trail or any Oregon Trail Subsidiary is or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on Oregon Trail or any Oregon Trail Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of Oregon Trail or any Oregon Trail Subsidiary, or (iii) requiring Oregon Trail or any Oregon Trail Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

                                (c)         Is in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and Pioneer Bank currently has a CRA rating of satisfactory or better. To the best knowledge of Oregon Trail and Pioneer Bank, there is no fact or circumstance or set of facts or circumstances which would cause Pioneer Bank to fail to comply with such provisions or cause the CRA rating of Pioneer Bank to fall below satisfactory.

                    4.27         Absence of Regulatory Actions. Neither Oregon Trail nor any of the Oregon Trail Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

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                    4.28         Employee Benefit Plans.

                                (a)         Oregon Trail and the Oregon Trail Subsidiaries have previously provided to FirstBank true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of ERISA which, to the best of knowledge of Oregon Trail and the Oregon Trail Subsidiaries, is subject to any provision of ERISA and covers any employee, whether active or retired, of Oregon Trail or any Oregon Trail Subsidiary or any other entity which is a member of a controlled group or is under common control with Oregon Trail or any Oregon Trail Subsidiary in the manner defined and further described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans," and each such Employee Pension Benefit Plan is listed in Oregon Trail Disclosure Schedule 4.28(a) hereto. Oregon Trail and the Oregon Trail Subsidiaries have also provided to FirstBank and the FirstBank Subsidiaries true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                                To the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code have been provided to FirstBank and the FirstBank Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to FirstBank and the FirstBank Subsidiaries. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                                Each of the Employee Pension Benefit Plans has been operated in conformity with the written provisions of the applicable plan documents which have been delivered to FirstBank and the FirstBank Subsidiaries and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (or other guidance of general applicability) including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Oregon Trail Disclosure Schedule 4.28(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Internal Revenue Code.

                                With respect to Employee Pension Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely and correctly filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to FirstBank and the FirstBank Northwest Subsidiaries. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been so provided to the Department of Labor, with copies further provided to FirstBank and FirstBank Northwest. Oregon Trail and the Oregon Trail Subsidiaries have provided to FirstBank and the FirstBank Subsidiaries copies of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for three (3) plan years preceding the current date have been delivered to FirstBank and the FirstBank Subsidiaries.

                                With respect to all Employee Pension Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were or will be required to be distributed to participants and beneficiaries have been timely distributed. Copies of all such summary plan descriptions have been delivered to FirstBank and the FirstBank Subsidiaries. No Employee Pension Benefit Plan constitutes a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

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                                No Employee Pension Benefit Plan subject to Part III of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has ever incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made (and proper accruals have been established). Any penalties or taxes which have been incurred by Oregon Trail or any Oregon Trail Subsidiary or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid.

                                Except as disclosed in Oregon Trail Disclosure Schedule 4.28(a) hereto, no "reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, or any "disqualified person" (as defined in Section 4975 of the Internal Revenue Code) or "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 or ERISA, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person or party in interest (other than a person for whom neither Oregon Trail nor any Oregon Trail Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code or tax or sanction under Section 502(1) of ERISA. Nor has there been a breach of fiduciary liability by a party in interest under Section 404 of ERISA.

                                No Employee Pension Benefit Plan is subject to Title IV of ERISA. Any Employee Pension Benefit Plan which is a "defined benefit plan" (within the meaning of Section 414(i) of the Internal Revenue Code) previously maintained or sponsored by Oregon Trail or any Oregon Trail Subsidiary has been terminated and neither Oregon Trail nor any Oregon Trail Subsidiary has any liability with respect to any previously terminated defined benefit plan. Neither Oregon Trail nor any Oregon Trail Subsidiary participates (or has ever participated) in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                                No tax has been, will be, or is reasonably anticipated to be imposed under Internal Revenue Code Section 4978 or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by Oregon Trail or any Oregon Trail Subsidiary which is an employee stock ownership plan.

                                Except as disclosed in Oregon Trail Disclosure Schedule 4.28(a) hereto, all Employee Pension Benefit Plans were in effect for substantially all of calendar year 2002. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 2002 for each such Employee Pension Benefit Plan.

                                (b)         Oregon Trail and the Oregon Trail Subsidiaries have furnished to FirstBank true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, is subject to any provision of ERISA and covers any employee, whether active or retired, of Oregon Trail or any Oregon Trail Subsidiary or members of a controlled group or entities under common control with Oregon Trail or the Oregon Trail Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans," and each such Employee Welfare Benefit Plan is listed in Oregon Trail Disclosure Schedule 4.28(b) hereto.

                                Oregon Trail and the Oregon Trail Subsidiaries have also provided to FirstBank true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in conformity with the written provisions of the plan documents which have been delivered to FirstBank and the FirstBank Subsidiaries and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations (including guidance of general applicability) including, but not limited to, ERISA


and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Oregon Trail Disclosure Schedule 4.28(b) hereto. Oregon Trail and the Oregon Trail Subsidiaries have provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                                With respect to all Employee Welfare Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to FirstBank and the FirstBank Subsidiaries. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to FirstBank and the FirstBank Subsidiaries.

                                Except as disclosed in Oregon Trail Disclosure Schedule 4.28(b) hereto, all Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 2002. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2002.

                                No Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither Oregon Trail nor any Oregon Trail Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. Nor has there been a breach of fiduciary liability by a party in interest under Section 404 of ERISA. The Department of Labor has not assessed any such penalty or served notice to Oregon Trail or any Oregon Trail Subsidiary that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                                Neither Oregon Trail nor any Oregon Trail Subsidiary has failed to make any contribution to, or pay any amount due and owing by Oregon Trail or any Oregon Trail Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, constitute a liability for Oregon Trail or any Oregon Trail Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                                Except as disclosed in Oregon Trail Disclosure Schedule 4.28(b) hereto, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither Oregon Trail nor any Oregon Trail Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 734 of ERISA for failure to comply with the continuation health care coverage and Health Insurance Portability and Accountability Act requirements of ERISA Sections 601 through 734 and Internal Revenue Code Section 4980B with respect to any current or former employee of Oregon Trail or any Oregon Trail Subsidiary, or the beneficiaries of such employee.

                                (c)         Oregon Trail and the Oregon Trail Subsidiaries have furnished to FirstBank true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by Oregon Trail or any Oregon Trail Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan

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or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of Oregon Trail or any Oregon Trail Subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of Oregon Trail and the Oregon Trail Subsidiaries are listed on Oregon Trail Disclosure Schedule 4.28(c) hereto. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(c) hereto, there are no other benefit arrangements of Oregon Trail or any Oregon Trail Subsidiary. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after April 1, 2002. There has been no material increase in the base salary and wage levels of Oregon Trail or any Oregon Trail Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 2002. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of Oregon Trail or any Oregon Trail Subsidiary on or after April 1, 2002 nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after April 1, 2002.

                                With respect to all Benefit Arrangements which are subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to FirstBank and the FirstBank Subsidiaries.

                                (d)         Listed in Oregon Trail Disclosure Schedule 4.28(d) hereto are Benefit Arrangements which provide compensation or benefits to employees or directors which become effective upon a change in control of Oregon Trail or any Oregon Trail Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Oregon Trail Disclosure Schedule 4.28(d) also includes in reasonable detail, to the extent such benefits can be calculated as of the date of this Merger Agreement and a description of benefits that cannot be so calculated, the payments and benefits due at Closing under Oregon Trail's and any Oregon Trail Subsidiary's employment agreements, change in control agreements, directors' retirement plan and defined benefit plan. Except as disclosed in Oregon Trail Disclosure Schedule 4.28(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee or director of Oregon Trail or any Oregon Trail Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

                                (e)         Except as described in Oregon Trail Disclosure Schedule 4.28(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any Officer, director, employee, or other person may be terminated by Oregon Trail or any Oregon Trail Subsidiary within a period of no more than thirty (30) days following the Effective Time, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by Oregon Trail or any Oregon Trail Subsidiary to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements.

                                (f)         Except as disclosed in Oregon Trail Disclosure Schedule 4.28(f) hereto, (1) neither Oregon Trail nor any Oregon Trail Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement, and (2) except as disclosed in Oregon Trail Disclosure Schedule 4.28(f) hereto, no suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best knowledge of Oregon Trail and the Oregon Trail Subsidiaries, anticipated to be filed (other than routine claims for benefits).

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                    4.29         Material Contracts.

                                (a)         Except as set forth on Oregon Trail Disclosure Schedule 4.29 (and with a true and correct copy of the document or other item in question attached to such Schedule), neither Oregon Trail nor any Oregon Trail Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                                (i)        any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Oregon Trail or any Oregon Trail Subsidiary is or may become obligated to invest in or contribute capital to any Oregon Trail Subsidiary or any other entity;

                                (ii)        any material agreement, indenture or other instrument not disclosed in the Oregon Trail Financial Statements relating to the borrowing of money by Oregon Trail or any Oregon Trail Subsidiary or the guarantee by Oregon Trail or any Oregon Trail Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Oregon Trail Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

                                (iii)        any contract, agreement or understanding with any labor union or collective bargaining organization;

                                (iv)         any contract containing covenants which limit the ability of Oregon Trail or any Oregon Trail Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Oregon Trail or any Oregon Trail Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                                (v)        any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC other than those previously filed as exhibits to Oregon Trail's SEC documents;

                                 (vi)         any lease with annual rental payments aggregating Thirty Thousand Dollars ($30,000) or more;

                                (vii)       consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than Thirty Thousand Dollars ($30,000) per annum;

                                (viii)        any agreement with any Officer or other key employee of Oregon Trail or any Oregon Trail Subsidiary other than those disclosed on Oregon Trail Disclosure Schedule 4.28(d), the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving Oregon Trail or any of the Oregon Trail Subsidiaries of the nature contemplated by this Merger Agreement;

                                (ix)        except as disclosed in Oregon Trail Disclosure Schedules 4.28(c) or 4.28(d), any agreement with respect to any Officer of Oregon Trail or any Oregon Trail Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one (1) year and for the payment of in excess of Fifty Thousand Dollars ($50,000) per annum;

                                (x)        any agreement with any director or Officer of Oregon Trail or any Oregon Trail Subsidiary providing for indemnification of such person; or

                                (xi)        agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated

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by this Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger Agreement.

                                (b)        Except as disclosed on Oregon Trail Disclosure Schedule 4.29, no Officer or director of Oregon Trail, Pioneer Bank or any "associate" (as such term is defined in Rule 12b-2 under the 1934 Act) of any such Officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Oregon Trail or any of the Oregon Trail Subsidiaries.

                    4.30         Material Contract Defaults. Neither Oregon Trail nor any Oregon Trail Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a Material Adverse Effect on Oregon Trail, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                    4.31         Reports. Since January 1, 2000, Oregon Trail and Pioneer Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC; (ii) the OTS; (iii) the FDIC; and (iv) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Oregon Trail has previously provided or made available to FirstBank true and correct copies of all such reports and any amendments thereto filed by Oregon Trail or Pioneer Bank after January 1, 2000.

                    4.32         Statements True and Correct. None of the information prepared by, or on behalf of, Oregon Trail or any Oregon Trail Subsidiary regarding Oregon Trail or any Oregon Trail Subsidiary included in the Proxy Statement/Prospectus mailed to the Oregon Trail Shareholders in connection with the Oregon Trail Shareholders' Meeting, and any other documents filed with the SEC, the FDIC or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement/Prospectus, when first mailed to the Oregon Trail Shareholders, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Oregon Trail Shareholders' Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

                    4.33         Brokers and Finders. Except as set forth in Oregon Trail Disclosure Schedule 4.33, neither Oregon Trail nor any Oregon Trail Subsidiary nor any of their respective Officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of Oregon Trail and Pioneer Bank, has acted directly or indirectly for Oregon Trail or any Oregon Trail Subsidiary, in connection with this Merger Agreement or the transactions contemplated hereby.

                    4.34         Derivatives Contracts; Structured Notes; Etc. Neither Oregon Trail nor any Oregon Trail Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange

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rate changes, except for those Derivatives Contracts, structured notes and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) on Oregon Trail Disclosure Schedule 4.34.

                    4.35         Loans.

                                (a)        To the best knowledge of Oregon Trail, with respect to each loan owned by Oregon Trail or any Oregon Trail Subsidiary in whole or in part: (i) the note and any related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms; (ii) neither Oregon Trail nor any Oregon Trail Subsidiary nor any prior holder of a loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or note except as otherwise disclosed by documents in the applicable loan file; (iii) Oregon Trail or any Oregon Trail Subsidiary is the sole holder of legal and beneficial title to each loan (or Oregon Trail's or the Oregon Trail Subsidiary's applicable participation interest), as applicable and there has not been any assignment or pledge of any loan; and (iv) the note, mortgage and any other collateral documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed by documents in the applicable loan file.

                                (b)         Oregon Trail Disclosure Schedule 4.35 contains the aggregate balances of all indirect automobile loans made by Pioneer Bank as of the date of the Merger Agreement and a list of all loans with balances over $20,000.

ARTICLE 5

COVENANTS OF FIRSTBANK

                    5.1         Regulatory and Shareholder Approvals.

                                (a)         Within a reasonable time after execution of this Merger Agreement, FirstBank shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Merger Agreement and the Plans of Merger with reasonable promptness. FirstBank shall pay all fees and expenses arising in connection with such applications for regulatory approval. Counsel to Oregon Trail shall be provided with a draft of all Regulatory Applications, other than the confidential portions of the Regulatory Applications, prior to their submission and shall have a reasonable opportunity to review and comment on such applications and with respect to all correspondence with Regulatory Authorities. FirstBank agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with FirstBank's applications for regulatory approval and FirstBank agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 5.1 shall be construed to obligate FirstBank to take any action to meet any condition required to obtain prior regulatory approval if any such condition materially differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated by this Merger Agreement, constitutes a significant impediment upon FirstBank's ability to carry on its business or acquisition programs (as may be determined in the sole discretion of FirstBank) or requires FirstBank to increase FirstBank Northwest's capital ratios to amounts in excess of the FDIC's minimum capital ratio guidelines which may be in effect from time to time.

                                (b)         FirstBank shall call a special meeting of the FirstBank Shareholders to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and FirstBank shall use its best efforts to solicit and obtain the votes of the FirstBank Shareholders in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of FirstBank shall recommend approval of such transactions by such holders. In connection with the FirstBank Shareholders' Meeting, FirstBank and Oregon Trail shall cooperate in the preparation of the Proxy Statement/Prospectus and, with the approval of each of FirstBank and Oregon

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Trail, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the FirstBank Shareholders.

                    5.2         Preparation of Registration Statement. FirstBank, in cooperation with Oregon Trail, shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the shares of FirstBank Common Stock to be issued in the Corporate Merger ("Registration Statement"). Such Registration Statement shall contain a Proxy Statement/Prospectus which shall serve as the proxy statement of Oregon Trail for the Oregon Trail Shareholders' Meeting and as the prospectus of FirstBank for the shares of FirstBank Common Stock to be issued in the Corporate Merger. FirstBank shall use its best efforts to cause the Registration Statement to become effective.

                    5.3         Registration Statement Effectiveness. FirstBank will advise Oregon Trail, promptly after FirstBank receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the FirstBank Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                    5.4         Conduct of Business. FirstBank will not take any action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of FirstBank to obtain any necessary approvals of the Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect its ability to perform its covenants and agreements under this Merger Agreement. FirstBank agrees that the actions prohibited by this Section 5.4 include any application for additional branch offices of FirstBank Northwest and the direct or indirect acquisition by FirstBank of any corporation, association, firm, organization or other entity, other than actions relating to branches in Hayden, Idaho and Clarkston, Washington.

                    5.5         Employees and Employee Benefits. Upon consummation of the Corporate Merger, all employees of Oregon Trail and the Oregon Trail Subsidiaries shall be deemed to be at-will employees except for those employees who are parties to a written employment agreement.

                                (a)         At the discretion of FirstBank, as of the Effective Time, and subject to Sections 5.5(c) and (d) hereof, all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored or maintained by Oregon Trail and the Oregon Trail Subsidiaries shall be terminated. Employees of Oregon Trail and the Oregon Trail Subsidiaries who continue as employees of FirstBank and the FirstBank Subsidiaries ("Continuing Employees") shall be entitled to participate on an equitable basis in the same benefit plans, programs or policies as are generally available to FirstBank's and the FirstBank Subsidiaries' employees of similar rank and status. For purposes of eligibility and vesting (but not for the accrual of benefits, under such plans, programs or policies) employees of Oregon Trail and the Oregon Trail Subsidiaries who continue as FirstBank's or the FirstBank Subsidiaries' employees will be credited for prior years of service with Oregon Trail and the Oregon Trail Subsidiaries, and there shall be no exclusion from coverage under FirstBank's or the FirstBank Subsidiaries' health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Oregon Trail and the Oregon Trail Subsidiaries prior to the Effective Time.

                                (b)         Continuing Employees shall not be subject to any waiting periods under the group health plan of FirstBank or the FirstBank Subsidiaries to the extent that such periods are longer than the periods imposed under the applicable group health plan of Oregon Trail and the Oregon Trail Subsidiaries. To the extent that the initial period of coverage for Continuing Employees under any plan of FirstBank or the FirstBank Subsidiaries, whichever is applicable, that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full twelve (12) month period of coverage, Continuing Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding welfare plan of Oregon Trail and the Oregon Trail Subsidiaries during the balance of such twelve (12) month period of coverage. Nothing contained herein shall obligate FirstBank or the FirstBank Subsidiaries to provide or cause to be provided any duplicative benefits. Nothing herein shall alter the power of FirstBank or the FirstBank Northwest Subsidiaries to amend or terminate any of its benefit or welfare plans. Moreover, this Section 5.5(b), shall not confer upon any Continuing Employee any rights

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or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at FirstBank or the FirstBank Subsidiaries.

                                (c)         Prior to the Effective Time, the Boards of Directors of Oregon Trail and Pioneer Bank shall take all necessary action to cause the Pioneer Bank Employee Stock Ownership Plan ("ESOP") to be terminated as of the Effective Time. Cash consideration received by the ESOP trustee in connection with the Corporate Merger with respect to Cash Election Designated ESOP Shares shall be applied by the ESOP trustee to the full repayment of the ESOP loan. The balance of the consideration received by the ESOP trustee with respect to the unallocated shares of Oregon Trail Common Stock after repayment of the ESOP loan, whether in the form of cash or shares of FirstBank Common Stock (the "surplus") shall be allocated to the participants in the ESOP. If necessary, the ESOP shall be amended as appropriate to carry out the purposes of the preceding sentence. The accounts of all participants and beneficiaries in the ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time. As soon as practicable after the date hereof, Pioneer Bank shall file or cause to be filed all necessary documents with the Internal Revenue Service for a determination that the termination of the ESOP will not affect its qualified status as of the Effective Time. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account or tax qualified plan as a participant or beneficiary may direct. For the period prior to the Effective Time, contributions to the ESOP, payments on the ESOP loan and additional allocations to the accounts of participants in the ESOP shall be made consistent with past practices on the regularly scheduled payment dates.

                                (d)         Prior to the Effective Time, the Boards of Directors of Oregon Trail and Pioneer Bank shall take all necessary action to cause the Pioneer Bank 401(k) Profit Sharing Plan (the "401(k) Plan") to be terminated as of the Effective Time. As soon as practicable after the date hereof, Pioneer Bank shall file or cause to be filed all necessary documents with the Internal Revenue Service for a determination that the termination of the 401(k) Plan will not affect its qualified status as of the Effective Time. As soon as practicable after receipt of the favorable determination letter for termination from the Internal Revenue Service, the account balances in the 401(k) Plan shall be distributed to participants and beneficiaries in accordance with applicable law and the 401(k) Plan documents. From the date hereof through the Closing Date, Pioneer Bank shall be permitted to make contributions to the 401(k) Plan on a periodic monthly basis, consistent with past practices. Participants in the 401(k) Plan who become employees of FirstBank will be permitted, subject to the terms of the FirstBank 401(k) Plan, to transfer such distributions to the FirstBank 401(k) Plan, and if necessary, the FirstBank 401(k) Plan shall be amended to so provide.

                                (e)         FirstBank agrees to honor the terms of the Oregon Trail severance, employment and deferred compensation agreements set forth in Oregon Trail Disclosure Schedule 4.28(d) (collectively referred to as the "Post-Termination Payments"). FirstBank further agrees that Messrs. Berniel Maughan, Zane Lockwood and Jonathan McCreary shall be deemed to have experienced an "Involuntary Termination" upon a "Change in Control," as such terms are defined in their Employment Agreements, and as of the Effective Time will be entitled to the payments referenced in Sections 7(a) and 7(c) of such agreements, as amended (the "Payments"), and as described in Oregon Trail Disclosure Schedule 4.28(d). Based on the assumptions and as described in Oregon Trail Disclosure Schedule 4.28, no Post-Termination Payment will be nondeductible under Section 280G of the Internal Revenue Code or result in any excise tax payment liability under Section 4999 of the Internal Revenue Code.

                                (f)         FirstBank agrees to honor the terms and payouts owed pursuant to the Pioneer Bank Employee Severance Compensation Plan as set forth in Oregon Trail Disclosure Schedule 4.28(d).

                                (g)         FirstBank agrees not to change the interest rate which is in effect at the Effective Time with respect to loans outstanding from Pioneer Bank to directors or employees of Oregon Trail and Pioneer Bank, provided such loans continue to perform in accordance with their terms.

                    5.6         Reasonable Efforts to Close. Subject to the terms and conditions of this Merger Agreement, FirstBank agrees to use all its best efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective,

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with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on FirstBank. FirstBank shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Merger Agreement.

                    5.7         Addition to Board of Directors. As promptly as practicable following the Effective Time, FirstBank shall take such action as may be necessary to cause the size of FirstBank's and FirstBank Northwest's respective Board of Directors to be increased by one person and to cause the appointment of a director of Oregon Trail to the Board of Directors of FirstBank and FirstBank Northwest.

                    5.8         Indemnification and Insurance.

                                (a)         After the Effective Time, FirstBank (and any successor) agrees to indemnify, defend and hold harmless each present and former director and Officer of Oregon Trail or any Oregon Trail Subsidiary and each Officer or employee of Oregon Trail and the Oregon Trail Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Oregon Trail's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been permitted to be indemnified as a director, Officer or employee of Oregon Trail or any other Oregon Trail Subsidiary under the Articles of Incorporation, Charter or Bylaws of Oregon Trail or any Oregon Trail Subsidiary, as the case may be, and the OBCA (as in effect on the Effective Date of the Corporate Merger). Without limiting the foregoing, FirstBank also agrees that the limitations on liability existing in favor of the Indemnified Parties as provided in the Articles of Incorporation, Bylaws or similar governing documents of Oregon Trail or any Oregon Trail Subsidiary as in effect on the date hereof with respect to acts or omissions prior to the Effective Time shall survive the Corporate Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

                                (b)         Any Indemnified Party wishing to claim indemnification under this Section 5.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FirstBank thereof, but the failure to so notify shall not relieve FirstBank of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice FirstBank. In the event of any such claim, action, suit, proceeding or investigation: (i) FirstBank shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and FirstBank shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if FirstBank does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises in good faith that there are issues which raise conflicts of interest between FirstBank and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and FirstBank shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that FirstBank shall be obligated pursuant to this Section 5.8(b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) FirstBank shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

                                (c)         FirstBank shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this

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Section 5.8 to the fullest extent permitted by law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

                                (d)         FirstBank, or Oregon Trail with the consent of FirstBank, shall use its best efforts to cause the persons serving as Officers and directors of Oregon Trail and Pioneer Bank immediately prior to the Closing Date to be covered for a period of three (3) years after the Closing Date by an extended reporting period endorsement under the current policies of directors' and officers' liability insurance maintained by Oregon Trail with respect to acts or omissions occurring prior to the Closing Date which were committed to such Officers and directors in their capacity as such (provided that FirstBank may substitute therefor policies of at least the same coverage and amounts containing the terms and conditions which are no less advantageous to such Officers and directors); provided, however, that FirstBank shall not be obligated to make a premium payment for such insurance to the extent such premiums exceed 150% of the premiums paid by Oregon Trail for such insurance in the twelve (12) months prior to closing (the "Insurance Amount"); provided further, however, that if FirstBank is unable to obtain or maintain the continuing insurance coverage called for in this Section 5.8(d) as a resulting of the preceding proviso, FirstBank shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and Officers in their capacities as such.

                                (e)         In the event FirstBank or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FirstBank assume the obligations set forth in this Section 5.8.

                                (f)         The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

                    5.9         Access. Upon notice of at least 48 hours, FirstBank shall afford Oregon Trail and its representatives reasonable access, during normal business hours throughout the period up to the Effective Date of the Corporate Merger, to all of the properties, books and records, provided that no investigation pursuant to this Section 5.9 shall affect or be deemed to modify or waive any representation or warranty made by FirstBank in this Merger Agreement or the conditions to the obligations of FirstBank to consummate the transactions contemplated by this Merger Agreement.

                    5.10         Nasdaq. FirstBank shall use its best efforts to have the shares of FirstBank Common Stock which are to be issued in exchange for the Stock Election Shares approved for listing on the Nasdaq.

                    5.11         Updating of Representations. At all times to and including, and as of, the Closing, FirstBank shall inform Oregon Trail in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the FirstBank Disclosure Schedules attached hereto as necessary so that the representations and warranties and information provided in the FirstBank Disclosure Schedules remain true and correct in all respects; provided, however, that any such updates to the FirstBank Disclosure Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the FirstBank Disclosure Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Merger Agreement, Oregon Trail shall have agreed in writing to each amendment, supplement or update to the FirstBank Disclosure Schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement.

ARTICLE 6

COVENANTS OF OREGON TRAIL

                    6.1         Shareholders' Meeting. Oregon Trail shall call a special meeting of the Oregon Trail Shareholders to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and Oregon Trail shall use its best efforts to solicit and obtain the votes of the Oregon Trail Shareholders in favor of the

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transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of Oregon Trail shall recommend approval of such transactions by such holders. In connection with the Oregon Trail Shareholders' Meeting, FirstBank and Oregon Trail shall cooperate in the preparation of the Proxy Statement/Prospectus and, with the approval of each of FirstBank and Oregon Trail, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the Oregon Trail Shareholders.

                    6.2         Conduct of Business -- Affirmative Covenants. Unless the prior written consent of FirstBank shall have been obtained, and, except as otherwise contemplated herein:

                                (a)         Oregon Trail and each Oregon Trail Subsidiary shall:

                                (i)         Operate its business only in the usual, regular, and ordinary course;

                                (ii)         Use its best efforts to preserve intact its business organizations and assets and to maintain its rights and franchises;

                                (iii)        Take no action, unless otherwise required by law, rules or regulation, that would (A) materially adversely affect the ability of any of them or FirstBank to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Merger Agreement;

                                (iv)        Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                (v)        Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of the Oregon Trail, or any Oregon Trail Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                (vi)        Use its reasonable best efforts to retain Pioneer Bank's present customer base and to facilitate the retention of such customers after the Effective Time; and

                                (vii)        Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to Oregon Trail's and the Oregon Trail Subsidiaries or FirstBank and the FirstBank Subsidiaries at and after the Effective Time, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Pioneer Bank's customer relationships.

                                (b)         Oregon Trail agrees to use its reasonable best efforts to assist FirstBank in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and Oregon Trail shall provide to FirstBank or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                                (c)         Oregon Trail and the Oregon Trail Subsidiaries, at its own cost and expense, shall use its reasonable best efforts to secure all consents and releases, if any, of third parties necessary or desirable with respect to Oregon Trail for the consummation of the transactions contemplated by this Merger Agreement and shall comply with all applicable laws, regulations and rulings in connection with this Merger Agreement and the consummation of the transactions contemplated hereby;

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                                (d)         At all times to and including, and as of, the Closing, Oregon Trail shall inform FirstBank in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Oregon Trail Disclosure Schedules attached hereto as necessary so that the representations and warranties and information provided in the schedules remain true and correct in all respects; provided, however, that any such updates to the Oregon Trail Disclosure Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Oregon Trail Disclosure Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Merger Agreement, FirstBank shall have agreed in writing to each amendment, supplement or update to the Oregon Trail Disclosure Schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement;

                                (e)         At all times to and including, and as of, the Closing, Oregon Trail shall give such further assistance to FirstBank and shall execute, acknowledge and deliver all such documents and instruments as FirstBank may reasonably request and take such further action as may be reasonably necessary or appropriate effectively to consummate the transactions contemplated by this Merger Agreement;

                                (f)         Between the date of this Merger Agreement and the Closing Date, (i) Oregon Trail shall afford FirstBank and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to Oregon Trail and the Oregon Trail Subsidiaries. Oregon Trail shall provide reasonable assistance to FirstBank in its investigation of matters relating to Oregon Trail and the Oregon Trail Subsidiaries; and (ii) subject to the provisions of applicable law and regulation, Oregon Trail shall furnish promptly to FirstBank (i) a copy of each material report, schedule and other document filed by Oregon Trail and the Oregon Trail Subsidiaries with any Regulatory Authority and (ii) all other information concerning the business, interest rate risk, properties and personnel of Oregon Trail and the Oregon Trail Subsidiaries as FirstBank may reasonably request (other than documents or other materials relating to the transaction contemplated herein), provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify or waive any representation or warranty made by Oregon Trail in this Merger Agreement or the conditions to the obligations of Oregon Trail to consummate the transactions contemplated by this Merger Agreement;

                                (g)         Oregon Trail has taken or will take all steps necessary to exempt the transactions contemplated by this Merger Agreement from any applicable state takeover or similar law or takeover or similar provision in the charter documents or bylaws of Oregon Trail and the Oregon Trail Subsidiaries, including without limitation any provisions of the Articles of Incorporation of Oregon Trail restricting the ownership or acquisition of Oregon Trail's capital stock or imposing any "fair price" or supermajority director or stockholder vote requirements;

                                (h)         Oregon Trail will use its best efforts to have Joseph Stilwell execute and maintain in full force and effect the Standstill Agreement in the form of Exhibit E hereto;

                                (i)         Subject to the terms and conditions of this Merger Agreement, Oregon Trail agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose unreasonable expense or obligations on Oregon Trail and the Oregon Trail Subsidiaries.

                                (j)         Oregon Trail shall provide to FirstBank, within ten (10) days after the date hereof, all environmental reports in its possession relating to Property owned by Oregon Trail. Oregon Trail, as soon as reasonably practical, but not later than forty-five (45) days after the date hereof, shall complete FirstBank=s Environmental Transaction Screen Questionnaire ("Questionnaire") on all Property owned (including, without limitation, "real estate owned"), leased or operated by Oregon Trail as of the date hereof and within ten (10) days after the acquisition or lease of any Property acquired, leased or operated by Oregon Trail after the date hereof. If required by the Questionnaire in FirstBank's reasonable opinion, FirstBank shall have the right to obtain a report of a phase one and,

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if necessary, a phase two environmental site assessment on Properties reasonably requiring such additional study. The scope of work required by any environmental site assessment shall be subject to the reasonable approval of Oregon Trail, and FirstBank agrees to maintain the findings of all environmental studies confidential.

                    6.3         Conduct of Business -- Negative Covenants. From the date of this Merger Agreement until the earlier of the Effective Time or the termination of this Merger Agreement, Oregon Trail covenants and agrees it will neither do, nor agree or commit to do, nor permit any Oregon Trail Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of FirstBank:

                                (a)         Except as expressly contemplated by this Merger Agreement or the Plans of Merger, amend its Articles of Incorporation or Bylaws; or

                                (b)         Impose, or suffer the imposition, on any share of capital stock held by it or by any of the Oregon Trail Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                                (c)         (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Merger Agreement or the Plans of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the Oregon Trail Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the Oregon Trail Common Stock (except that Oregon Trail may pay the regular quarterly cash dividend in an amount consistent with past practice and not exceeding $0.11 per share); or

                                (d)         Except as expressly permitted by this Merger Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by FirstBank, (ii) internal reorganizations or consolidations involving existing Oregon Trail Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Merger Agreement; or

                                (e)         Except in connection with the existing stock benefit plans of Oregon Trail as described on Oregon Trail Disclosure Schedule 4.20 or as expressly permitted by this Merger Agreement or the Plans of Merger, (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Oregon Trail Common Stock or any other capital stock of Oregon Trail or of any Oregon Trail Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of Oregon Trail or of any Oregon Trail Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of Oregon Trail or any Oregon Trail Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                                (f)         Incur, or permit any Oregon Trail Subsidiary to incur, any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Oregon Trail or such Oregon Trail Subsidiary consistent with past practices; or

                                (g)         Except as described in Oregon Trail Disclosure Schedule 6.3(g); grant any increase in compensation or benefits to any of its employees or Officers except for routine annual salary increases not in excess of 5%; and except for amounts provided in Oregon Trail Disclosure Schedule 6.3(g), pay any bonus; enter into any severance agreements with any of its Officers or employees; grant any increase in fees or other increases in compensation

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or other benefits to any director of Oregon Trail or of any Oregon Trail Subsidiary; or effect any change in retirement benefits for any class of its employees or Officers, unless such change is required by applicable law; or

                                (h)         Hire a new employee with an annual compensation in excess of Thirty-Five Thousand Dollars ($35,000), amend any existing employment contract between it and any person (unless such amendment is required by law); enter into or amend any indemnification agreement with any person; or enter into any new employment contract with any person that Oregon Trail or any Oregon Trail Subsidiary (or its successors) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

                                (i)         Adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan (except for a termination resulting from FirstBank's decision not to continue any such plan); or

                                (j)        Enter into any new service contracts with an annual expense in excess of Fifteen Thousand Dollars ($15,000), purchase or sale agreements or lease agreements that are material to Oregon Trail or any Oregon Trail Subsidiary; or

                                (k)        Make any capital expenditure except for ordinary purchases, repairs, renewals or replacements in an amount less than Thirty Thousand Dollars ($30,000) per individual expenditure; or

                                (l)        Other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Merger Agreement; or

                                (m)        Other than as contemplated by this Merger Agreement, enter into, renew or terminate any material contract or agreement or make any change in or renew any of its material leases or contracts; or

                                (n)        Settle any claim, action or proceeding involving any liability of Oregon Trail or any Oregon Trail Subsidiaries for money damages in excess of Twenty-Five Thousand Dollars ($25,000) or agree in connection with any such settlement to material restrictions upon the operations of Oregon Trail or any Oregon Trail Subsidiaries; or

                                (o)        Change its method of accounting in effect at March 31, 2002, except as required by changes in GAAP as concurred in by Oregon Trail's independent auditors or as required by regulatory accounting principles or regulatory requirements; or

                                (p)        Enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice; or

                                (q)        Make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except in the ordinary course of business consistent with past practices, and in individual loan amounts of less than Five Hundred Thousand Dollars ($500,000) or aggregate amounts of less than One Million Dollars ($1,000,000), as determined under applicable regulatory loan to one borrower requirements; or

                                (r)        Enter into, renew or purchase any investments in Derivatives Contracts; or engage in any forward commitment, futures transaction, financial option transaction, hedging or arbitrage transaction or covered asset trading activities; or

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                                (s)        Purchase any investment securities or make any deposits other than in the ordinary course of business consistent with past practices; or

                                (t)        Enter into any material transactions other than in the ordinary course of business; or

                                (u)        Grant or commit to grant any new extension of credit to any Officer, director or holder of two percent (2%) or more of the outstanding Oregon Trail Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of Pioneer Bank or amend the terms of any such credit outstanding on the date hereof; or grant or commit to grant any new extension of credit to any employee at below market interest rates; or

                                (v)        Sell, purchase, enter into a material lease, relocate, open or close any office, or file an application pertaining to such action with any government entity; or

                                (w)        Settle or compromise any material tax liability or agree to an extension of the statute of limitations with respect to the assessment or determination of any taxes, except in the ordinary course of business, consistent with past practice; or

                                (x)        Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article 4 of this Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

                                (y)        Increase the aggregate balance of indirect automobile loans more than 10% from the amount set forth in Oregon Trail Disclosure Schedule 4.35.

                    6.4         Conduct of Business -- Certain Actions. Oregon Trail and the Oregon Trail Subsidiaries shall not, and shall use their best efforts to ensure that their directors, Officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or, except for actions reasonably considered by the Boards of Directors of Oregon Trail and the Oregon Trail Subsidiaries based upon the advice of outside legal counsel to be required in order to fulfill its fiduciary obligations, participate in any discussions or negotiations with, or, provide any confidential or non-public information to or negotiate with, any corporation, partnership, person or other entity or group (other than to FirstBank) concerning any "Acquisition Proposal" (as defined below). Oregon Trail shall notify FirstBank immediately if any Acquisition Proposal has been or should hereafter be received by Oregon Trail or any of the Oregon Trail Subsidiaries, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Oregon Trail's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes hereof, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than FirstBank, or of its Subsidiaries, would directly or indirectly engage in an Acquisition Transaction.

                    6.5         Accruals and Reserves. At the request of FirstBank, Oregon Trail shall establish such additional accruals and reserves as may be necessary to conform Oregon Trail's accounting and credit loss reserve practices and methods to those of FirstBank; provided, however, that Oregon Trail shall not be required to take such action prior to the receipt of all Government Approvals as contemplated by Section 7.3(b); provided further, however, that no such additional accruals and reserves will be required to be made more than two (2) business days prior to the Closing Date. No such additional accruals or reserves made by Oregon Trail pursuant to this Section 6.5 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Merger Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed

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to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Oregon Trail or its management with any such adjustments.

                    6.6         Affiliate Agreements. Oregon Trail will use its best efforts to cause each person who is an Affiliate of Oregon Trail for purposes of Rule 145 under the 1933 Act to execute and deliver to FirstBank on or before the mailing of the Proxy Statement/Prospectus for the FirstBank Shareholders' Meeting an agreement in the form attached hereto as Exhibit D restricting the disposition of the shares of FirstBank Common Stock to be received by such person in exchange for such person's shares of Oregon Trail Common Stock. Oregon Trail Disclosure Schedule 6.6 hereto lists the Affiliates of Oregon Trail as of the date hereof.

ARTICLE 7

CONDITIONS TO CLOSING

                    7.1         Conditions to the Obligations of Oregon Trail. Unless waived in writing by Oregon Trail, the obligations of Oregon Trail to consummate the transaction contemplated by this Merger Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                                (a)         Performance. Each of the material acts and undertakings of FirstBank and the FirstBank Subsidiaries to be performed at or prior to the Closing Date pursuant to this Merger Agreement shall have been duly performed;

                                (b)         Representations and Warranties. The representations and warranties of FirstBank contained in Article 3 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

                                (c)         Documents. In addition to the other deliveries of FirstBank and the FirstBank Subsidiaries described elsewhere in this Merger Agreement, Oregon Trail shall have received the following documents and instruments:

                                (i)         a certificate signed by the Secretary or an assistant secretary of FirstBank dated as of the Closing Date certifying that:

                           (A)         FirstBank's Board of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Corporate Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                           (B)        each person executing this Merger Agreement on behalf of FirstBank is an officer of FirstBank holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Corporate Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                            (C)         the charter documents of FirstBank attached to such certificate remain in full force and effect.

                                (ii)        a certificate signed by a duly authorized officer of FirstBank stating that the conditions set forth in Section 7.1(a) and Section 7.1(b) of this Merger Agreement have been fulfilled;

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                                (d)         Opinion of FirstBank's Counsel. Oregon Trail shall have been furnished with an opinion of counsel to FirstBank, dated as of the Closing Date, addressed to and in form and substance satisfactory to Oregon Trail, to the effect that:

                                (i)        FirstBank is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                                (ii)        FirstBank Northwest is a savings bank duly organized, validly existing and in good standing under the laws of the State of Washington.

                                (iii)       The execution and delivery of the Merger Agreement by FirstBank, and the consummation by FirstBank and the FirstBank Subsidiaries of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of FirstBank and the FirstBank Subsidiaries.

                                (iv)        The Merger Agreement has been duly executed and delivered by FirstBank and is a valid and binding obligation of FirstBank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) general principles of equity, whether applied by a court of law or equity.

                                (v)        Except for the filing of Articles of Merger with the Secretary of State for the State of Oregon and Articles of Merger with the Secretary of State for the State of Washington, no consent or approval under any statutory law or regulation applicable to FirstBank, other than such consents and approvals as have been obtained, is required for FirstBank to consummate the transactions provided for in the Merger Agreement.

                                (vi)        The Registration Statement has become effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                                (vii)        The shares of FirstBank Common Stock to be issued in exchange for shares of Oregon Trail Common Stock in connection with the consummation of the transactions contemplated in the Merger Agreement have been duly authorized and, when issued in accordance with the terms of the Merger Agreement will be validly issued, fully paid and non-assessable, and conform as to legal matters in all material respects to the description of such shares contained in the Registration Statement.

              Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of FirstBank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Washington; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991); and

                    7.2         Conditions to the Obligations of FirstBank. Unless waived in writing by FirstBank, the obligation of FirstBank to consummate the transactions contemplated by this Merger Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                                (a)         Performance. Each of the material acts and undertakings of Oregon Trail and the Oregon Trail Subsidiaries to be performed at or before the Closing Date pursuant to this Merger Agreement shall have been duly performed;

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                                (b)         Representations and Warranties. The representations and warranties of Oregon Trail contained in Article 4 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                                (c)         Documents. In addition to the documents described elsewhere in this Merger Agreement, FirstBank shall have received the following documents and instruments:

                                (i)        a certificate signed by the Secretary or an assistant secretary of Oregon Trail dated as of the Closing Date certifying that:

                            (A)        Oregon Trail's Board of Directors and the Oregon Trail Shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Corporate Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                            (B)        each person executing this Merger Agreement on behalf of Oregon Trail is an Officer of Oregon Trail, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Corporate Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                            (C)        the charter documents of Oregon Trail attached to such certificate remain in full force and effect; and

                                (ii)        a certificate signed by the President, Chief Executive Officer or an Executive Vice President of Oregon Trail stating that the conditions set forth in Sections 7.2(a), 7.2(b), (e) and (f) of this Merger Agreement have been satisfied.

                                (d)         Opinion of Oregon Trail's Counsel. FirstBank shall have been furnished with an opinion of legal counsel to Oregon Trail, dated the Closing Date, addressed to and in form and substance satisfactory to FirstBank and FirstBank Northwest, to the effect that:

                                (i)        Oregon Trail is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

                                (ii)        Oregon Trail is a unitary savings and loan holding company, and is registered as such under the HOLA.

                                (iii)        Pioneer Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States.

                                (iv)        Each of the Oregon Trail Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization.

                                (v)        Pioneer Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                                (vi)        The execution and delivery of the Merger Agreement by Oregon Trail, and the consummation by Oregon Trail and the Oregon Trail Subsidiaries of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Oregon Trail and the Oregon Trail Subsidiaries.

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                                (vii)        The Merger Agreement has been duly executed and delivered by Oregon Trail and is a valid and binding obligation of Oregon Trail enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and (2) general principles of equity, whether applied by a court of law or equity.

                                (viii)        The Corporate Merger has been duly approved by the Oregon Trail Shareholders.

                Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate Officers of Oregon Trail or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the OBCA and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                (e)         Other Business Combinations, Etc. Other than as permitted hereunder, subsequent to the date of this Merger Agreement, neither Oregon Trail nor the Oregon Trail Subsidiaries shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which Oregon Trail or any of the Oregon Trail Subsidiaries would merge; consolidate with; effect a business combination with; sell any substantial part of Oregon Trail's or any of the Oregon Trail Subsidiaries' assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of Oregon Trail or the benefits of acquiring the Oregon Trail Common Stock;

                                (f)         Accruals and Reserves. Oregon Trail shall have established any accruals and reserves described in Section 6.5;

                                (g)         Receipt of Affiliate Agreements. FirstBank shall have received from each Affiliate of Oregon Trail the agreements referred to in Section 6.6;

                                (h)         Voting Agreements. Simultaneous with the execution and delivery of this Merger Agreement, each of the directors of Oregon Trail and Pioneer Bank shall have executed and delivered to FirstBank a Voting Agreement in the form attached hereto as Exhibit C; and

                                (i)         Standstill Agreement. Prior to the execution and delivery of this Merger Agreement, Joseph Stilwell and his Affiliates shall have executed and delivered to FirstBank a Standstill Agreement in the form attached hereto as Exhibit E, the terms of which remain in full force and effect as of the Closing Date.

                    7.3         Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                                (a)         No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Merger Agreement or the obtaining of material damages or other relief in connection therewith;

                                (b)         Government Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired;

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                                (c)         Effective Registration Statement. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

                                (d)         Tax Opinion. FirstBank and Oregon Trail shall have received an opinion from Silver, Freedman & Taff, L.L.P. in form reasonably acceptable to both FirstBank and Oregon Trail to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Internal Revenue Code, (ii) neither FirstBank nor Oregon Trail will recognize any gain or loss as a result of the Corporate Merger, and (iii) no gain or loss will be recognized by Oregon Trail Shareholders who are United States Citizens or residents (as defined in the opinion) to the extent they receive shares of FirstBank Common Stock in exchange for their shares of Oregon Trail Common Stock, provided, however, that in the event such counsel declines to issue such an opinion, FirstBank shall have the right but not the obligation to increase the number of shares as necessary to cause the transaction to qualify for such tax treatment. In rendering their opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in certificates of officers of FirstBank, Oregon Trail and others; and

                                (e)         Shareholder Vote. The Oregon Trail Shareholders and FirstBank Shareholders shall have approved of the transactions contemplated hereby by the applicable requisite vote.

ARTICLE 8

TERMINATION

                    8.1         Termination. This Merger Agreement and the Plans of Merger may be terminated at any time prior to the Closing, as follows:

                                (a)         (a) By mutual consent in writing of the Parties;

                                (b)         By FirstBank, should Oregon Trail or any Oregon Trail Subsidiary fail to conduct its business pursuant to the covenants made in Article 6 if such failure cannot be or has not been cured within thirty (30) days after the giving of written notice to Oregon Trail by FirstBank of such failure;

                                (c)         By FirstBank or Oregon Trail in the event the Closing shall not have occurred by October 31, 2003, unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If FirstBank and FirstBank Northwest shall have filed any and all applications to obtain the requisite Government Approvals within ninety (90) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then Oregon Trail shall, upon FirstBank's written request, agree to extend the date referenced in the first sentence of this Section 8.1(c) to December 31, 2003;

                                (d)         By either FirstBank or Oregon Trail, upon written notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Corporate Merger or the Bank Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either FirstBank or Oregon Trail may, upon written notice to the other, extend the term of this Merger Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial or condition(s), provided that such denial or condition(s) has been appealed within ten (10) business days of the receipt thereof;

                                (e)         By FirstBank in the event the conditions set forth in Section 7.2 or Section 7.3 are not satisfied in all material respects as of the Closing Date, or by Oregon Trail if the conditions set forth in Section 7.1 or Section 7.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                                (f)         By FirstBank in the event that there shall have been a Material Adverse Change in Oregon Trail;

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                                (g)         By FirstBank or Oregon Trail in the event that there shall have been a material breach of any representation and warranty or covenant or other obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                                (h)         By Oregon Trail or FirstBank if the Oregon Trail Board of Directors determines by vote of a majority of the members of its entire Board, for the sole purpose of permitting Oregon Trail to enter into an agreement in respect of an Acquisition Transaction which provides more favorable consideration to the Oregon Trail Shareholders from a financial point of view than the consideration to be received by such shareholders in the Corporate Merger; provided however, Oregon Trail's right of termination hereon shall only apply if:

                                (i)        it and the Oregon Trail Board have complied with the obligations set forth in Sections 6.1 and 6.4 of this Merger Agreement, and

                                (ii)        only after the fifth business day following FirstBank's receipt of written notice from Oregon Trail advising FirstBank that Oregon Trail is prepared to enter in an Acquisition Transaction and only if during such five (5) day period, FirstBank, in its sole discretion, does not make an offer to Oregon Trail that Oregon Trail determines in good faith, after consultation with its legal and financial advisors, is at least as favorable as the proposed Acquisition Transaction.

                                (i)         By FirstBank or Oregon Trail if the Oregon Trail or FirstBank Shareholders fail to approve this Merger Agreement at the Shareholders Meetings; or

                                (j)         By FirstBank in the event that there is any breach in the provisions of the terms, covenants and conditions of the Standstill Agreement.

                If a Party should elect to terminate this Merger Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 8.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9.1 ("Notices") of this Merger Agreement.

                    8.2         Effect of Termination. In the event that this Merger Agreement should be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties under this Merger Agreement, other than the provisions of Section 8.3, shall terminate without further liability of any Party to another; provided, however, that a termination under Section 8.1 hereof shall not relieve any Party of any liability for a breach of this Merger Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                    8.3         FirstBank Fee.

                                (a)         Oregon Trail shall pay FirstBank, and FirstBank shall be entitled to payment of, a fee (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to FirstBank in immediately available funds within five (5) business days after the occurrence of a Purchase Event. The Fee shall be equal to Three Million Five Hundred Thousand Dollars ($3,500,000). A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) termination of this Merger Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Merger Agreement by FirstBank pursuant to Sections 8.1(b) or (g) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of Oregon Trail or any Oregon Trail Subsidiary or pursuant to Section 8.1(h) as a result of a Purchase Event) or (iii) twelve (12) months following a termination of this Merger Agreement by FirstBank pursuant to Sections 8.1(b) or (g) hereof unless a Purchase Event shall have occurred prior thereto.

                                (b)         The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

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                                (i)        Oregon Trail or Pioneer Bank, without having received FirstBank is prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Merger Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than FirstBank or any Affiliate of FirstBank or the Board of Directors of Oregon Trail shall have recommended that the Oregon Trail Shareholders approve or accept any Acquisition Transaction with any person other than FirstBank or any Affiliate of FirstBank. For purposes of this Merger Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Oregon Trail or Pioneer Bank, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Oregon Trail or Pioneer Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Oregon Trail or Pioneer Bank; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Oregon Trail and/or any Oregon Trail Subsidiary including Pioneer Bank; or

                                (ii)        After a bona fide Acquisition Proposal is made to Oregon Trail or the Oregon Trail Shareholders to engage in an Acquisition Transaction, (A) Oregon Trail or Pioneer Bank shall have willfully breached any covenant or obligation contained in this Merger Agreement and such breach would entitle FirstBank to terminate this Merger Agreement, or (B) the Oregon Trail Shareholders shall not have approved this Merger Agreement at the Oregon Trail Shareholders' Meeting, or (C) the Oregon Trail Shareholders' Meeting shall not have been held or shall have been canceled prior to termination of this Merger Agreement; or

                                (iii)        The Board of Directors of Oregon Trail shall fail to favorably recommend or have withdrawn or modified such favorable recommendation in a manner adverse to FirstBank the recommendation of the Board of Directors of Oregon Trail to the Oregon Trail Shareholders with respect to this Merger Agreement.

                                (c)        If more than one of the transactions giving rise to a Purchase Event under this Section 8.3 is undertaken or effected, then all such transactions shall give rise to only one Purchase Event.

                                (d)        Oregon Trail shall give written notice to FirstBank within twenty-four (24) hours of the occurrence of a Purchase Event known to Oregon Trail; however, the giving of such notice by Oregon Trail shall not be a condition to the right of FirstBank to obtain the Fee.

ARTICLE 9

GENERAL PROVISIONS

                    9.1         Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Oregon Trail:                                 Oregon Trail Financial Corp.
                                                                2055 First Street
                                                                Baker City, Oregon 97814
                                                                Fax:         (541) 523-6029
                                                                Attn:       Berniel L. Maughan, President and
                                                                                Chief Executive Officer

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With a copy to:                                     Elias, Matz, Tiernan & Herrick L.L.P.
                                                                734 15th Street, N.W.
                                                                12th Floor
                                                                Washington, D.C. 20005
                                                                Fax: (202) 347-2172
                                                                Attn:        John P. Soukenik, Jr., Esq.

If to FirstBank:                                     FirstBank NW Corp.
                                                                920 Main Street
                                                                Lewiston, Idaho 83501
                                                                Fax:         (208) 750-7129
                                                                Attn:       Clyde E. Conklin, President and
                                                                                Chief Executive Officer

With a copy to:                                     Breyer & Associates PC
                                                                8180 Greensboro Drive
                                                                Suite 785
                                                                McLean, Virginia 22102
                                                                Fax:         (703) 883-2511
                                                                Attn:        John F. Breyer, Jr., Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                    9.2         Assignability and Parties in Interest. This Merger Agreement shall not be assignable by any of the Parties hereto; provided, however, that FirstBank may assign, set over and transfer all, or any part of its rights and obligations under this Merger Agreement to any one or more of its present or future Affiliates. This Merger Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons; provided, however that the provisions of Section 5.5(e) (including Oregon Trail Disclosure Schedule 4.29) and Section 5.8 shall insure to the benefit of and be enforceable by the persons referenced therein.

                    9.3         Governing Law. This Merger Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Merger Agreement shall be heard in a court of competent jurisdiction located in Asotin County, Washington.

                    9.4         Counterparts. This Merger Agreement may be executed simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                    9.5         Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

                    9.6         Entire Agreement. This Merger Agreement, together with the Corporate Plan of Merger and the Bank Plan of Merger, the schedules, exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 9.8 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The schedules, annexes, exhibits and certificates attached hereto or furnished pursuant to this Merger Agreement are hereby incorporated as integral parts of this Merger Agreement. Except as provided herein, by specific language and not by

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mere implication, this Merger Agreement is not intended to confer upon any other person not a Party to this Merger Agreement any rights or remedies hereunder.

                    9.7         Severability. If any portion or provision of this Merger Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Merger Agreement invalid, illegal or unenforceable in any other jurisdiction.

                    9.8         Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Merger Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                                (a)         extend the time for the performance of any of the obligations or other acts of the other Party hereto;

                                (b)         waive any inaccuracies in the representations and warranties made by the other Party contained in this Merger Agreement or in the schedules or exhibits hereto or any other document delivered pursuant to this Merger Agreement;

                                (c)         waive compliance with any of the covenants or agreements of the other Party contained in this Merger Agreement; and

                                (d)         amend or add to any provision of this Merger Agreement or the Plans of Merger; provided, however, that no provision of this Merger Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Merger Agreement.

                    9.9         Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

                    9.10         Payment of Expenses. Except as set forth herein, FirstBank and Oregon Trail shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                    9.11         Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Merger Agreement by a Party hereto, the other Party will be without an adequate remedy at law by reason of the unique nature of the transactions contemplated by this Merger Agreement. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to it, each party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Merger Agreement by the other Party. Notwithstanding the foregoing, FirstBank may, in its sole discretion, if applicable, elect to receive the payment described in Section 8.3 hereof rather than any of its equitable remedies. The Parties hereto covenant that they shall not contend in any such proceeding that the other Party are not entitled to a decree of specific performance by reason of having an adequate remedy at law. Notwithstanding the foregoing, if Oregon Trail accept an Acquisition Proposal from a third party and FirstBank receive an opinion of counsel from Oregon Trail that the failure of the Board of Directors of Oregon Trail to accept such Acquisition Proposal would constitute a breach of such directors' fiduciary duty to the Oregon Trail Shareholders, FirstBank shall not be entitled to the equitable remedy of specific performance. No attempt on the part of FirstBank to obtain such equitable relief shall be deemed to constitute an election of remedies by FirstBank which would preclude FirstBank from obtaining any remedies at law to which they would otherwise be entitled.

                    9.12         Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Merger Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from

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the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                    9.13         No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Merger Agreement must be in writing and must be executed by the Parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

                    9.14         Remedies Cumulative. All remedies provided in this Merger Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

                    9.15         Non-Survival of Representations and Warranties. No representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith shall survive the Closing. This Section 9.15 shall not apply to covenants and agreements which by their terms are intended to be performed after the Closing or the termination of this Merger Agreement. Nothing in this Section 9.15 shall limit Oregon Trail's or FirstBank's rights or remedies for misrepresentations, breaches of this Merger Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

                    9.16         Standard of Breach. None of the representations or warranties contained in Article 3 or Article 4 shall be deemed untrue or incorrect, and each of Oregon Trail on the one hand and FirstBank on the other hand shall not be deemed to have breached its representations or warranties herein as a consequence of the existence of any fact, circumstance or event, which would not, either individually or taken together with all other facts, circumstances or events, have a Material Averse Effect on it.

* * * * *

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        IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Merger Agreement or has caused this Merger Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                                                                                   OREGON TRAIL FINANCIAL CORP.

                                                                                                    By:      /s/Berniel L. Maughan
                                                                                                                Berniel L. Maughan
                                                                                                    Its:      President and Chief Executive Officer

ATTEST:

/s/Zane F. Lockwood
Zane F. Lockwood, Secretary

                                                                                                    FIRSTBANK NW CORP.

                                                                                                    By:     /s/Clyde E. Conklin
                                                                                                               Clyde E. Conklin
                                                                                                    Its:     President and Chief Executive Officer

ATTEST:

/s/Larry K. Moxley
Larry K. Moxley, Secretary

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Exhibit 99.1

Joint Press Release dated February 24, 2003


FOR MORE INFORMATION                                 FOR IMMEDIATE RELEASE
Contact:                                                                     February 24, 2003

Clyde E. Conklin, FirstBank NW Corp.
President and Chief Executive Officer
at (208) 746-9610

Berniel L. Maughan, Oregon Trail Financial Corp.
President and Chief Executive Officer
at (541) 523-6327

                    FIRSTBANK NW CORP. TO ACQUIRE OREGON TRAIL FINANCIAL CORP.
FirstBank NW Corp. (Nasdaq: FBNW), Lewiston, Idaho announced today the execution of a definitive agreement to merge with Oregon Trail Financial Corp. (Nasdaq: OTFC), Baker City, Oregon, and its wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank, a $380.2 million federal savings bank that operates nine full-service retail sales offices in seven eastern Oregon counties.

"We are pleased about the merger with Pioneer Bank and look forward to serving the Eastern Oregon communities," said Clyde Conklin, chief executive officer of FirstBank. "Pioneer Bank's strong community orientation fits well with FirstBank's community banking philosophy. We look forward to working with the quality employees at Pioneer Bank and remain committed to delivering exceptional customer service to the Eastern Oregon marketplace. The blended companies will be able to deliver enhanced products and services with the longstanding tradition of high touch service and community involvement."

Under the terms of the agreement, shareholders of Oregon Trail will be entitled to receive for each share of Oregon Trail common stock either $22.00 in cash or approximately 1.028 shares of FirstBank common stock, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 46% of the Oregon Trail shares will be exchanged for FirstBank common stock. In the merger, FirstBank will issue 1.48 million shares of common stock and $36.5 million in cash. Oregon Trail shareholders will have an opportunity to choose between stock consideration of approximately 1.028 shares of FirstBank common stock or cash consideration of $22 per share. It is anticipated that the transaction will be completed in the fourth quarter of 2003, pending regulatory approvals, the approval of the shareholders of FirstBank and Oregon Trail and other customary conditions. This transaction is currently valued at approximately $74.0 million. The agreement provides for the merger of Oregon Trail Financial Corp. into FirstBank NW Corp., and the subsequent merger of Pioneer Bank into FirstBank Northwest, FirstBank's bank subsidiary. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes with the result that shares of Oregon Trail common stock that are exchanged for shares of FirstBank common stock will be exchanged on a tax-free basis.

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"We are confident that this expansion opportunity will strengthen FirstBank's ability to fund loans in areas where we are experiencing significant growth. FirstBank has been successful in serving the rural marketplace and we consider Pioneer Bank and Eastern Oregon to fit well with our existing franchise," added Mr. Conklin.

"Our board carefully considered the interests of shareholders, customers, employees and the communities we serve and determined that FirstBank was the ideal merger partner," said Berniel L. Maughan, President and CEO of Oregon Trail Financial Corp. "As an organization, we have significantly improved our performance; however, in order to enhance our future growth potential, it was important for us to affiliate with an institution in growing markets such as FirstBank that is committed to building on the successes we have attained, while sharing our commitment to providing financial services to the market place." Mr. Conklin said "The merger is expected to be accretive to earnings in the first full year based on initial expense savings of 18%. Additionally, as we combine and integrate our systems and support functions, future expense savings will be realized which should continue the earnings accretion." Pre-tax merger-related costs are estimated to be approximately $5.6 million. Upon completion of the acquisition of Oregon Trail, on a pro forma basis using December 31, 2002 data, FirstBank will have $687 million in total assets, $461 million in total deposits and $67 million in total shareholders' equity, with 17 branches in Eastern Oregon, Eastern Washington and Idaho.

In connection with the execution of the merger agreement, FirstBank also entered into a standstill agreement with Joseph Stilwell and his affiliated entities which own 9.2% of Oregon Trail's outstanding shares of common stock. The agreement also provides that the Stilwell Group will not propose or seek to effect a merger or sale of FirstBank, solicit proxies in opposition to recommendations or proposals of FirstBank's management, or seek to exercise any control or influence over the management of FirstBank and will dispose of any FirstBank shares received in the merger as expeditiously as possible but in no event later than six months after the closing of the merger.

FirstBank NW Corp. is the holding company for FirstBank Northwest and is headquartered in Lewiston, Idaho. FirstBank Northwest is a Washington state chartered savings bank serving Idaho and Eastern Washington through a network of eight full service offices and three loan centers. At December 31, 2002, FirstBank had assets of $325.9 million, deposits of $209.7 million and shareholders' equity of $29.4 million.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of FirstBank NW Corp. following the consummation of the merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the businesses of FirstBank and Oregon Trail may not be combined successfully, or such combination may take longer to accomplish than expected; (2)

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

expected cost savings or accretions to earnings from the merger cannot be fully realized or realized within the expected timeframes; (3) the merger charges or operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the merger; (5) the shareholders of FirstBank or Oregon Trail may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) competitive pressures from other financial service companies in FirstBank's and Oregon Trail's markets may increase significantly; and (10) the risk of an economic slowdown, either nationally or in the markets that FirstBank does business would adversely affect credit quality and loan originations. Other factors that may cause actual results to differ from forward-looking statements are described in FirstBank's filings with the Securities and Exchange Commission.

FirstBank does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. FirstBank and Oregon Trail will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement. Investors are urged to read the registration statement on Form S-4 containing a prospectus/proxy statement regarding the proposed transaction and any other documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain those documents free of charge at the SEC's website, (http://www.sec.gov). In addition, documents filed with the SEC by FirstBank can be obtained, without charge, by directing a request to FirstBank NW Corp., 920 Main Street, Lewiston, Idaho 83501, Attn: Larry K. Moxley, Executive Vice President, telephone (208) 746-9610. In addition, documents filed with the SEC by Oregon Trail can be obtained, without charge, by directing a request to Oregon Trail Financial Corp., 2055 First Street, Baker City, Oregon 97814, Attn: Zane F. Lockwood, Corporate Secretary, telephone (541) 523-6327. WE URGE SHAREHOLDERS TO READ THESE DOCUMENTS, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION.

FirstBank and Oregon Trail and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the participants may be obtained through the SEC's web site from the definitive proxy statement filed with the SEC by FirstBank on June 14, 2002 and the definitive proxy statement filed with the SEC by Oregon Trail on July 26, 2002. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed transaction when it becomes available. FIRSTBANK AND OREGON TRAIL INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

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Exhibit 99.2

Standstill Agreement dated February 24, 2003


STANDSTILL AGREEMENT

            THIS STANDSTILL AGREEMENT ("Agreement"), dated this 24th day of February 2003, is by and between FirstBank NW Corp., a Washington Corporation (the "Company"), and Stilwell Associates, L.P., a Delaware limited partnership, Stilwell Value Partners II, L.P., a Delaware limited partnership, Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell, an individual (collectively, the "Group;" individually, a "Group Member").

RECITALS

            WHEREAS, the Group is the largest shareholder in Oregon Trail Financial Corp. ("OTFC") common stock and OTFC proposes to merge with and into the Company ("Merger") pursuant to a Merger Agreement ("Merger Agreement").

            WHEREAS, each Group Member has agreed to enter into this Agreement in consideration of, and as a material inducement for, the Company entering into the Merger Agreement.

            WHEREAS, the Company and the Group have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

            NOW THEREFORE, in consideration of the Recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties hereto mutually agree as follows:

            1.     Representations and Warranties of the Group Members. The Group Members hereby represent and warrant to the Company, as follows:

            (a)     The Group has fully disclosed in Exhibit A to this Agreement the total of number of shares of OTFC common stock as to which it has beneficial ownership and neither the Group nor any Group Member, nor any of their affiliates, has (i) a right to acquire a beneficial ownership interest in any capital stock of the Company, and (ii) a right to vote any shares of capital stock of the Company;

            (b)     The Group and Group Members have full power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by the Group and Group Members has been duly authorized by the principals of the Group. This Agreement constitutes a valid and binding obligation of the Group and Group Members and the performance of its terms shall not constitute a violation of any limited partnership agreement, by-laws or any agreement or instrument to which the Group or any Group Member is a party;

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            (c)     There are no other persons who, by reason of their personal, business, professional or other arrangement with the Group or any Group Member, whether written or oral and whether existing as of the date hereof or in the future, have agreed, explicitly or implicitly, to take any action on behalf of or in lieu of the Group or any Group Member that would otherwise be prohibited by this Agreement; and

            (d)     There are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Group (or any Group Member) and the Company other than as set forth in this Agreement.

            2.     Representations and Warranties of the Company.

            (a)     The Company hereby represents and warrants to the Group that the Company has full power and authority to enter into and perform its obligations under this Agreement, and that the execution and delivery of this Agreement by the Company has been duly authorized by the Board of Directors of the Company. This Agreement constitutes a valid and binding obligation of the Company and the Board and the performance of its terms shall not constitute a violation of its articles of incorporation, bylaws or any agreement or instrument to which it is a party.

            (b)     The Company hereby represents and warrants to the Group that there are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Group (or any Group Member) and the Company other than as set forth in this Agreement.

            3.     Covenants.

            (a)     During the term of this Agreement, the Group and each Group Member covenant and agree not to, and shall cause each of their affiliates not to, directly or indirectly, alone or in concert with any other affiliate, group or other person:

                    (i)         own, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation), the beneficial ownership of, or the right to vote of, more than one percent (1%) of the shares of the outstanding capital stock of the Company or any securities convertible into such capital stock (except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company capital stock generally), or such greater amount than the Group and each Group Member receives in its allocation of the consideration received from the Merger, however, the Group and each Group Member will seek to reduce such ownership amount to one percent (1%) or less as expeditiously as possible but in no event later than six (6) months after the closing of the Merger;

2


                    (ii)     directly or indirectly, sell, transfer or otherwise dispose of any interest in the Group's shares of OTFC capital stock or Company capital stock without the Company's prior written consent, provided however, that the Group may transfer such shares: (A) to any person who the Group believes, after due inquiry, would beneficially own immediately after any such sale or transfer less than 5% of the outstanding shares of common stock of the Company; (B) to any person who the Group believes, after due inquiry, would be entitled to report beneficial ownership of common stock on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (C) in a registered broad-distribution underwritten public offering; (D) to the Company or to OTFC; (E) pursuant to any tender offer or exchange offer which is recommended by the Board of Directors of the Company; (F) to any other person who enters into a standstill agreement with the Company on terms and conditions substantially equivalent to those in this Agreement; and (G) to and among Group Members and their affiliates who are also subject to the terms and conditions of this Agreement;

                    (iii)     (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of its or such subsidiary's business or assets or any other type of transaction that would result in a change in control of the Company (any such action described in this clause (A) is a "Company Transaction Proposal"), (B) seek to exercise any control or influence over the management of the Company or the Board of Directors of the Company or any of the businesses, operations or policies of the Company, (C) present to the Company, its stockholders or any third party any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal, or (D) seek to effect a change in control of the Company;

                    (iv)     publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that constitute or could reasonably be expected to result in a Company Transaction Proposal, or take any action that might require the Company to make a public announcement regarding any such Company Transaction Proposal;

                    (v)     initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

                    (vi)     solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Company's Board or Directors, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting

3

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of (or the execution of a written consent in respect of) the capital stock of the Company, or execute any written consent in lieu of a meeting of the holders of the capital stock of the Company or grant a proxy with respect to the voting of the capital stock of the Company to any person other than to the Board of Directors of the Company;

                    (vii)     initiate, propose, submit, encourage or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative or other affiliate or nominee on the Company's Board or Directors or seek removal of any member of the Company's Board of Directors;

                    (viii)     form, join in or in any other way (including by deposit of the Company's capital stock) participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to the Company's capital stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of the Company's capital stock;

                    (ix)     (A) join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Company's Board of Directors to a vote of the Company's stockholders, or (B) join with or assist any person or entity, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of stockholders in connection with), or make any statement in favor of, any proposal submitted to a vote of the Company's stockholders that is opposed by the Company's Board of Directors;

                    (x)     vote for any nominee or nominees for election to the Board of Directors of the Company, other than those nominated or supported by the Company's Board of Directors, and no Group Member shall consent to become a nominee for election as a Director of the Company;

                    (xi)     except in connection with the enforcement of this Agreement, participate, by encouragement or otherwise, in any litigation against or derivatively on behalf of the Company or its officers and directors, except for testimony which may be required by law, and except as may occur in the ordinary course of business with respect to any loan, deposit or other transaction where the Group Member or an affiliate is dealing with the Company as a customer;

                    (xii)     make any public statement, whether by press release, comment to any news media or otherwise, regarding the affairs of the Company or that reflects negatively against the Company or any subsidiary or the Board of Directors of the Company or any subsidiary or any of the directors or officers of the Company or any subsidiary; and

                    (xiii)     advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement.

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            (b)     During the term of this Agreement, the Group and each Group Member covenant and agree, and shall require each of their affiliates to vote the shares of OTFC common stock beneficially owned by them in favor of the approval of the Merger and will not: (i) make any public announcement in opposition to the Merger; (ii) submit or seek any other person or entity to submit a proposal for a tender offer, merger or similar transaction with OTFC; or (iii) vote the shares beneficially owned in OTFC in favor of, solicit proxies or seek another person or entity to solicit proxies on behalf of, a proposal, the purpose of which is to oppose or nullify the Merger.

            (c)     During the term of this Agreement, the Group and each Group Member covenant and agree, and shall require each of their affiliates, to vote and shall require any affiliate, group or other person acting in concert with any Group Member to vote, all shares beneficially owned (i) in favor of any proposal submitted by the Company's management to a vote of the Company's stockholders where the proposal requires a majority or greater percentage of affirmative votes of the total outstanding capital stock of the Company for passage and (ii) in accordance with the recommendations of a majority of the members of the Board of Directors of the Company then in office on all procedural matters submitted to a vote of the Company's stockholders, including, without limitation, the election of directors and auditors.

            4.     Notice of Breach, Remedies, and Attorneys' Fees.

            The parties acknowledge the generally accepted principle that a material breach by one party to a contract excuses further performance by the other, but they expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

            The Group (and each Group Member) expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Company unless and until the Company is given written notice of such breach and ten (10) business days during which time the Company may either cure such breach or seek equitable relief. If the Company seeks equitable relief, the Group (and each Group Member) irrevocably stipulate that any failure to perform or any assertion by the Group (or any Group Member) that they are excused from performing their obligations under this Agreement would cause the Company irreparable harm, that the Company shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Group (and each Group Member) shall not deny or contest that such actions would cause the Company irreparable harm. If, after such ten (10) business day period, the Company has not either reasonably cured such material breach or obtained equitable relief, the Group (or each Group Member) may terminate this Agreement by delivery of written notice to Company.

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            The Company expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Group (or any Group Member) unless and until the Group (and each Group Member) is given written notice of such breach and ten (10) business days during which time the Group (or any Group Member) may either cure such breach or seek equitable relief. If the Group (or any Group Member) seeks equitable relief, the Company irrevocably stipulates that any failure to perform or any assertion by the Company that it is excused from performing its obligations under this Agreement would cause the Group (and each Group Member) irreparable harm, that the Group (or any Group Member) shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Company shall not deny or contest that such actions would cause the Group (and each Group Member) irreparable harm. If, after such ten (10) business day period, the Group (or the Group Member) has not either reasonably cured such material breach or obtained declaratory or injunctive relief, the Company may terminate this Agreement by delivery of written notice to the Group and each Group Member.

            If any party institutes an action to interpret this Agreement, or to enforce its rights under or recover damages for breach of, this Agreement, the prevailing party in such action or appeal shall be awarded all costs and expenses of the litigation, including, but not limited to, attorneys' fees, filing and service fees and witness fees. The prevailing party will be the party that succeeds either affirmatively or defensively on claims having the greatest value or importance, as determined by the court.

            5.     Term. This Agreement shall be effective upon the execution of the Agreement, and will remain in effect for a period of five (5) years, unless terminated pursuant to the provisions of Section 16 below.

            6.     Publicity. During the term of this Agreement, none of the parties hereto shall cause, suffer or, to the extent within its control, permit any press release or other publicity concerning any other party to be created, issued or circulated without the prior reasonable and good faith approval of the other party.

            7.     Notices. All notice requirements and other communications indicated shall be deemed given when personally delivered or on the first business day after being sent by overnight courier, addressed to the Group and the Company below:

            Group:             Joseph Stilwell
                                   26 Broadway, 23rd Floor
                                   New York, New York 10004

With a copy to:            Spencer L. Schneider, Esq.
                                   145 Hudson Street
                                   New York, New York 10013

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The Company:             Clyde E. Conklin
                                    President and Chief Executive Officer
                                    FirstBank NW Corp.
                                    920 Main Street
                                    Lewiston, Idaho 83501

With a copy to:             John F. Breyer, Jr., Esq.
                                    Breyer & Associates PC
                                    8180 Greensboro Drive, Suite 785
                                    McLean, Virginia 22102

            8.     Governing Law and Choice of Forum. Washington law, unless applicable federal law or regulation is deemed controlling, shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in a state or federal court, as appropriate, sitting in the State of Washington.

            9.     Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            10.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any shareowner of the Company, other than the parties hereto.

            11.     Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

            12.     Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

            13.     Definitions. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

            (a)     The term "acquire" means every type of acquisition, whether effected by purchase, exchange, operation or law or otherwise.

            (b)     The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement,

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or (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

            (c)     The term "affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, one or more of the Group Members.

            (d)     The terms "beneficial ownership" or "beneficially owned" mean all capital stock of the Company owned or held in the name of a Group Member or an associate thereof, individually or jointly with any other person; by any trust in which the Group Member is a settlor, trustee, or beneficiary; by any corporation in which the Group Member is a stockholder (owning, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding voting power), director or officer; by any partnership in which the Group Member is a limited partner (owning, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding beneficial interests), or a general partner, employee or agent; or by any other entity in which a Group Member holds, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding beneficial interests.

            (e)     The term "change in control" means: (i) any person or group who becomes the beneficial owner of shares of capital stock of the Company or FirstBank Northwest (the "Bank") representing 25% or more of the total number of votes that may be cast for the election of the Board of Directors of the Company or the Bank, (ii) in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company or the Bank cease to be a majority of the Board of Directors, or (iii) stockholders of the Company or the Bank approve a transaction pursuant to which substantially all of the assets of the Company or the Bank will be sold.

            (f)     The term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

              (g)     The term "group" has the meaning as defined in Section 13(d)(3) of the Exchange Act.

            (h)    The term "person" includes an individual, group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

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            (i)     The term "transfer" means, directly or indirectly, to sell, gift, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any capital stock, or any interest in any capital stock, of the Company; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any capital stock beneficially owned by the Group or a Group Member.

              (j)     The term "vote" means to vote in person or by proxy, or to give or authorize the giving of any consent as a stockholder on any matter.

            14.     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            15.     Duty to Execute. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

           16.    Termination. This Agreement shall cease, terminate and have no further force and effect upon any termination of the Merger Agreement in accordance with its terms.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
SIGNATURES ARE ON FOLLOWING PAGE

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            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the undersigned as of the day and year first above written.

STILWELL VALUE PARTNERS II, L.P.                                 FIIRSTBANK NW CORP.

/s/ Joseph Stilwell                                                                        /s/ Clyde E. Conklin
By:     STILWELL VALUE LLC                                                By:     Clyde E. Conklin
          General Partner                                                                           President and CEO

/s/ Joseph Stilwell
By:     Joseph Stilwell
          Managing and Sole Member

STILWELL ASSOCIATES, L.P.

/s/ Joseph Stilwell
By:     STILWELL VALUE LLC
          General Partner

/s/ Joseph Stilwell
By:     Joseph Stilwell
          Managing and Sole Member

STILWELL VALUE LLC

/s/ Joseph Stilwell
By:     Joseph Stilwell
          Managing and Sole Member

JOSEPH STILWELL

/s/ Joseph Stilwell
                Joseph Stilwell

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EXHIBIT A

        The Group currently holds 283,476 shares of OTFC Common Stock.

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